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JDA SOFTWARE GROUP, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Proxy Statement for Annual Meeting of Stockholders To Be Held on May 12, 2008
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTOR COMPENSATION
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH RELATED PERSONS
REPORT OF THE AUDIT COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PROPOSAL 2 APPROVE 2008 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
TRANSACTION OF OTHER BUSINESS
STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
ANNUAL REPORT
FORM 10-K
EXHIBIT A
APPENDIX A

JDA SOFTWARE GROUP, INC.
14400 North 87th Street
Scottsdale, Arizona 85260

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 12, 2008

To Our Stockholders:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of JDA Software Group, Inc. Our Annual Meeting will be held on Monday, May 12, 2008, at 10:00 a.m., Mountain Standard Time, at our corporate headquarters, 14400 North 87th Street, Scottsdale, Arizona 85260, for the following purposes:

1.	To elect directors as follows:

•	One Class III director by the holders of our common stock and Series B Convertible Preferred Stock, voting together on an as-converted basis, to serve a three-year term on our Board of Directors;

•	One Class III director by the holders of our Series B Convertible Preferred Stock, voting as a separate class, to serve a three-year term on our Board of Directors;

2.	To approve a 2008 Employee Stock Purchase Plan;

3.	To ratify the appointment of our independent public accountants for the year ending December 31, 2008; and

4.	To transact such other business as may properly come before the meeting.

These items are more fully described in the following pages, which are made part of this notice.

Stockholders of record at the close of business on March 31, 2008 are entitled to notice of, and to vote at, the 2008 Annual Meeting of Stockholders and any adjournments or postponements thereof. A stockholder may only vote at the meeting if the holder is present in person or represented by proxy. A copy of our 2007 Annual Report on Form 10-K, which includes audited financial statements, is enclosed.

By Order of the Board of Directors,

G. Michael Bridge
Secretary

Scottsdale, Arizona
April 10, 2008

YOU CAN VOTE YOUR SHARES BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD. YOU CAN REVOKE A PROXY AT ANY TIME PRIOR TO ITS EXERCISE AT THE ANNUAL MEETING BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT.

JDA SOFTWARE GROUP, INC.
14400 North 87th Street
Scottsdale, Arizona 85260

Proxy Statement
for
Annual Meeting of Stockholders
To Be Held on May 12, 2008

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of JDA Software Group, Inc. Your vote is very important. For this reason, the Board of Directors is requesting that you allow your common stock to be represented at the annual meeting by the persons named as proxies on the enclosed proxy card. This proxy statement is being sent to you in connection with this request and has been prepared for the Board of Directors by our management. The terms “we,” “our,” “JDA” and “Company” refer to JDA Software Group, Inc, and its subsidiaries. This proxy statement is first being sent to our stockholders on or about April 10, 2008.

GENERAL INFORMATION

Who can vote?	You are entitled to vote your stock if our records show that you held your shares as of March 31, 2008, the record date for our meeting. At the close of business on that date, 30,386,659 shares of common stock, and 50,000 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) were outstanding and entitled to vote on the respective matters described herein. On the record date, the outstanding shares of Series B Preferred Stock were convertible into an aggregate of 3,603,603 shares of common stock..
Election of Class III director by the holders of our common stock and Series B Preferred Stock. One of the matters to be considered at the annual meeting is the election of one Class III director by the holders of our common stock and Series B Preferred Stock. The holders of the common stock and the holders of the Series B Preferred Stock will have the right to vote, as a single class on an as-converted basis, for the election of the director. With respect to this matter, each holder of record of common stock as of the record date will be entitled to one vote for each share held, and each holder of record of Series B Preferred Stock as of the record date will be entitled to approximately 72 votes for each share held.
Election of Class III director by the holders of our Series B Preferred Stock. Under the terms of the Certificate of Designation establishing the Series B Preferred Stock, the holders of Series B Preferred Stock are currently entitled to elect one director of the Company (the “Series B Director”). Only the holders of Series B Preferred Stock will have the right to vote on the election of the Series B Director, a Class III director seat. With respect to this matter, each holder of record of Series B Preferred Stock as of the record date will be entitled to one vote for each share held.

All Other Matters. The holders of our common stock and Series B Preferred Stock will have the right to vote together, as a single class on an as-converted basis, on the approval of the 2008 Employee Stock Purchase Plan, the ratification of our independent public accountants for the year ending December 31, 2008 and all other matters properly brought before the meeting. With respect to these matters, each holder of record of common stock as of the record date will be entitled to one vote for each share held and each holder of record of Series B Preferred Stock as of the record date will be entitled to approximately 72 votes for each share held.
The enclosed proxy card shows the number of shares that you are entitled to vote. Your individual vote is confidential. We use our transfer agent to tabulate votes, but we will not disclose your vote to others.
How do I vote?	If your stock is held by a broker, bank or other nominee (i.e., in street name), you will receive instructions from the registered holder that you must follow in order to have your shares voted. If you hold your shares in your own name (i.e., as a holder of record), you may instruct the persons named as proxies how to vote your shares by signing, dating and mailing the proxy card in the envelope provided. Of course, you can always come to the meeting and vote your shares in person.
How may I revoke my proxy instructions?	You may revoke your proxy instructions by any of the following procedures:
1. Send us another signed proxy with a later date;
2. Send a letter to our Corporate Secretary revoking your proxy before your stock has been voted by the persons named as proxies at the meeting; or
3. Attend the annual meeting and vote your shares in person.
How are votes counted?	The annual meeting will be held if a majority of our outstanding shares entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting.
If you give us a proxy without giving specific voting instructions, your shares will be voted by the persons named as proxies as recommended by the Board of Directors. We are not aware of any other matters to be presented at the annual meeting except for those described in this proxy statement. However, if any other matters not described in this proxy statement are properly presented at the meeting, the persons named as proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your shares may be voted by the persons named as proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting, if such shares are otherwise properly represented at the meeting in person or by proxy, but are not counted for purposes of determining the number of shares entitled to vote on any proposal in respect of which the broker or other nominee lacks discretionary authority.
May I attend the annual meeting?	If you are a holder of record, you may attend the annual meeting. If you are a beneficial owner of stock held by a broker or bank, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a broker or bank showing your current ownership and ownership of our shares on the record date are examples of proof of ownership. If you want to vote in person shares you hold in street name, you will have to get a proxy in your name from the registered holder before the annual meeting.
What vote is required?	Election of Directors.
There are two nominees for election as Class III directors at the 2008 annual meeting. The first nominee, James D. Armstrong, is nominated for election as the Class III director voted upon by the holders of common stock and Series B Preferred Stock, voting together on an as-converted basis. Mr. Armstrong will be elected upon the affirmative vote of the majority of votes cast with respect to his election, which means a majority of the votes voted “for” Mr. Armstrong must exceed the number of votes cast against Mr. Armstrong. Votes cast shall exclude abstentions with respect to a director’s election.
The second nominee, Orlando Bravo, is nominated for election as the Series B Director, a Class III director seat, elected by the holders of Series B Preferred Stock, voting as a separate class. Under the terms of the Certificate of Designation establishing the Series B Preferred Stock, the holders of Series B Preferred Stock are currently entitled to elect one director of the Company who shall be designated by the holder or holders of at least a majority of the then outstanding shares of Series B Preferred Stock. Thoma Cressey Bravo, Inc. (“TCB”) holds all of the outstanding shares of Series B Preferred Stock and has designated Mr. Bravo, an affiliate of TCB, for election as the Series B Director at the annual meeting. TCB has informed the Company that it tends to vote for the election of Mr. Bravo as the Series B Director at the annual meeting.
Approval of 2008 Employee Stock Purchase Plan. The proposal to approve the 2008 Employee Stock Purchase Plan, authorizing the issuance of up to 1,500,000 shares of the Company’s Common Stock (subject to adjustment for certain changes in the capital structure of the Company), will be adopted upon the affirmative vote of the majority of the shares of common stock and Series B Preferred Stock voting together, on an as-converted basis, on the proposal.

Ratification of Independent Auditors. The proposal to ratify the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm will be adopted upon the affirmative vote of the majority of the shares of common stock and Series B Preferred Stock voting together, on an as-converted basis, on the proposal.
Who pays the cost of this proxy solicitation?	We will pay the cost of this proxy solicitation. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy material to their principals and obtaining their proxies. We will solicit proxies by mail, except for any incidental personal solicitation made by our directors, officers and employees, for which they will not be paid. We will pay the cost of soliciting proxies, which is not expected to exceed $30,000.
Who should I call if I have questions?	If you have questions about the annual meeting or voting, please call our Corporate Secretary, G. Michael Bridge, at (480) 308-3000.
How may I receive a copy of JDA’s annual report on Form 10-K?	A copy of our annual report on Form 10-K for the year ended December 31, 2007 is enclosed. We will mail without charge, upon written request another copy of our annual report on Form 10-K for the year ended December 31, 2007, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be addressed to our Corporate Secretary at 14400 N. 87th Street, Scottsdale, Arizona 85260. Our annual report on Form 10-K is also available at www.jda.com.

PROPOSAL 1

ELECTION OF DIRECTORS

The full Board of Directors of the Company is set at five directors. Four of our directors are elected by the holders of our common stock and Series B Preferred Stock, voting together as a single class on an as-converted basis, and one of our directors is elected by the holders of our Series B Preferred Stock, voting as a separate class. We have a classified Board that currently consists of one Class I Director (J. Michael Gullard), two Class II Directors (Douglas G. Marlin and Jock Patton), and two Class III Directors (James D. Armstrong and Orlando Bravo (the current Series B Director)), who will serve until the annual meetings of stockholders to be held in 2009, 2010 and 2008, respectively, and until their respective successors are duly elected and qualified. Each Class of Directors is elected for a term of three years to succeed those Directors whose terms expire on the annual meeting dates.

The term of the Class III Directors will expire on the date of the 2008 Annual Meeting of Stockholders. Accordingly, two individuals will be elected to serve as Class III Directors of the Board of Directors at the 2008 Annual Meeting of Stockholders.

Election of Class III Director by the Holders of Common Stock and Series B Preferred Stock

Upon the unanimous recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Mr. Armstrong to stand for re-election at the 2008 annual meeting of stockholders as a Class III director. If elected, Mr. Armstrong will serve as a director until our annual meeting of stockholders in 2011, and until his successor is elected and qualified. If Mr. Armstrong declines to serve or becomes unavailable for any reason, or if a vacancy occurs with respect to a director seat voted upon by the holders of the Company’s common stock and Series B Preferred Stock, voting together on an as-converted basis (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

If a quorum is present and voting, the nominee for the Class III Director position, subject to vote by the holders of common stock and Series B Preferred Stock, voting together as a single class on an as-converted basis, receiving the highest number of votes, will be elected as the Class III Director elected by the holders of common stock and Series B Preferred Stock. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MR. ARMSTRONG AS A CLASS III DIRECTOR.

Election of Class III Director by the Holders of Series B Preferred Stock

The holders of the Series B Preferred Stock, voting separately as a single class, have the right to elect one director of the Company at the annual meeting. The director currently serving on the Board as the designee of the holders of Series B Preferred Stock is Orlando Bravo. TCB, with which Mr. Bravo is affiliated, holds all of the outstanding shares of Series B Preferred Stock, has designated Mr. Bravo for election as the Series B Director at the annual meeting and has informed the Company that it intends to vote for the election of Mr. Bravo at the annual meeting. A quorum of the holders of the Series B Preferred Stock must be present in person or by proxy at the annual meeting in order for the proposal to elect Mr. Bravo to be considered.

Information Concerning Directors

The names, ages, terms, positions, offices held, and business experience of our current Directors as of March 31, 2008, including the Class III nominees to be elected at this meeting, is set forth below:

				Term	Director
Name	Age	Title	Class	Expires	Since

James D. Armstrong	57	Chairman	III	2008	1985
Orlando Bravo(1)	37	Director	III	2008	2006
J. Michael Gullard(1)	63	Director	I	2009	1999
Douglas G. Marlin(1)	60	Director	II	2010	2001
Jock Patton(1)	62	Director	II	2010	1999

(1)	Member of the Audit Committee, Compensation Committee and the Nominating and Governance Committee

James D. Armstrong has been a Director and Chairman of the Board since co-founding our Company in 1985 (Co-Chairman from January 1999 to August 2000). Mr. Armstrong also served as our Chief Executive Officer from 1985 to July 2003, (Co-Chief Executive Officer from January 1999 to July 1999). Mr. Armstrong founded JDA Software Services, Ltd., a Canadian software development company, in 1978 and served as its President until 1987. Mr. Armstrong is Chairman of Omnilink Systems, Inc., a privately-held high-tech company that provides Vital Status Services tracking via GPS, cellular triangulation, RFID and situation-specific sensor devices. Mr. Armstrong also serves as a Trustee for the Arizona State University Foundation, and is on the Board of Directors of Rancho Feliz Charitable Organization. Mr. Armstrong studied engineering at Ryerson Polytechnic Institute in Toronto, Ontario.

Orlando Bravo was appointed to the Board in connection with the issuance of the Series B Preferred Stock to funds affiliated with Thoma Cressey Bravo (“TCB” and formerly known as Thoma Cressey Equity Partners, Inc.), a private equity investment firm. Mr. Bravo joined TCB at its formation in 1998, has been a Managing Partner since 2005 and is responsible for TCB’s software and services investments. Over the past four years, Mr. Bravo has led or co-led the buyout of seven software companies with an aggregate enterprise value of over $2 billion and closed 17 add-on acquisitions with an aggregate enterprise value of $1 billion. Mr. Bravo also serves as a director of the following software companies in which TCB holds an investment: Activant Solutions, Inc., a provider of business management solutions for small and medium-sized retail and wholesale distribution businesses, Datatel, Inc., a provider of information management software and services to higher education institutions and Made2Manage Systems, a provider of enterprise information systems for small and midsized manufacturers. Mr. Bravo previously served as Chairman of Prophet 21, Inc., a provider of enterprise software solutions and services to the durable goods industry and as a director of VECTORsgi, a provider of financial transaction processing solutions to financial institutions prior to the sale of those companies by TCB. Prior to joining TCB, Mr. Bravo worked in the New York-based Mergers and Acquisitions group of Morgan Stanley & Co. Mr. Bravo attended Brown University where he received Bachelor of Arts degrees in Economics and Political Science, Stanford University where he received a Master of Business Administration degree from the Graduate School of Business and a Juris Doctorate from the Stanford Law School.

J. Michael Gullard has been the General Partner of Cornerstone Management, a venture capital and consulting firm specializing in software and data communications companies since 1984. Mr. Gullard also serves as Chairman of the Board and Audit Committee of DynTek, Inc., a publicly-held company which provides professional technology services to government, education and mid-market commercial customers, as a Director and Chairman of the Audit Committee of Alliance Semiconductor Corporation, a publicly-held corporation that provides high-value memory, mixed-signal and system solution semiconductor products designed, developed and marketed for the communications, computing, consumer and industrial markets, as a Director and member of the Audit Committee of Planar Systems, a publicly-held company which designs, manufactures and sells specialty displays, and as a director of Proxim Wireless Corporation, a publicly-held company which provides wide-band wireless solutions for a variety of applications. Mr. Gullard previously served as Chairman of Merant PLC (formerly Micro Focus Group Ltd.) from 1996 to 2004, a former publicly-held corporation headquartered in England with extensive operations in the United States that specialized in change management software tools and merged with

Serena Software, Inc. in 2004, as Chairman of NetSolve, Incorporated from 1992 to 2004, a former publicly-held corporation which provides IT infrastructure management services on an out-sourced basis that was sold to Cisco Corporation in 2004, as Chief Executive Officer and Chief Financial Officer of Telecommunications Technology, Inc. from 1979 to 1984, and held a variety of financial and operational management positions at Intel Corporation from 1972 to 1979. Mr. Gullard is currently Chairman of Mainsoft Corp., a private company, and serves on the Board of Directors of Planar Systems, a publicly-held designer and distributor of specialty displays. Mr. Gullard has formerly served as a Director of other technology companies. Mr. Gullard attended Stanford University where he received a Bachelor of Arts Degree in Economics and a Masters Degree from the Graduate School of Business.

Douglas G. Marlin served as President and principal owner of Marlin Ventures, Inc., a Canadian-based consulting firm, from 1997 to 2000. From 1987 to 1996, Mr. Marlin served as President of JDA Software Services, Ltd., and from 1981 to 1987 as its Vice President. Prior to that, Mr. Marlin served in a variety of technical and development positions with IBM from 1973 to 1981. Mr. Marlin currently serves on the Board of Directors of ZEDI, Inc., a Canadian technology company that develops hardware and software for real time industrial process monitoring, and Aero-Mechanical Services Ltd, a Canadian technology company providing Internet-based aircraft monitoring services. Mr. Marlin attended the University of Calgary where he received a Bachelor of Science Degree in Mathematics.

Jock Patton is a private investor and a Director of Janus Capital Group. Mr. Patton previously served as Chief Executive Officer of Rainbow Multimedia Group, Inc., a producer of digital entertainment, from 1999 to 2001. From 1992 to 1997, Mr. Patton served as a Director and President of StockVal, Inc., an SEC registered investment advisor providing securities analysis software and proprietary data to mutual funds, major money managers and brokerage firms worldwide. Prior to 1992, Mr. Patton was a Partner and Director in the law firm of Streich Lang where he founded and headed the Corporate/Securities Practice Group. Mr. Patton has previously served on the Board of Directors of various public and private companies, including Swift Transportation Company where he was Chairman until the company was sold in May 2007. Mr. Patton holds an A.B. Degree in Political Science and Juris Doctorate, both from the University of California.

All 50,000 shares of our Series B Preferred Stock outstanding as of the record date are currently held by TCB. Pursuant to the terms of the Certificate of Designation establishing the Series B Preferred Stock, the holders of Series B Preferred Stock, voting separately as a single class, have the right to elect one director of the Company for so long as TCB continues to hold a majority of the then outstanding shares of Series B Preferred Stock.

CORPORATE GOVERNANCE

Our Board has adopted the JDA Software Group, Inc. Corporate Governance Guidelines (the “Guidelines”) to address significant corporate governance issues. The Guidelines provide a framework for our corporate governance initiatives and cover topics including, without limitation, the roles of the Board and management, adoption of a code for business conduct and ethics, the process for selecting qualified director candidates, guidelines for director independence and compensation, oversight in the evaluation of the Board and each committee of the Board, and policies for communications between stockholders and directors. The Nominating and Governance Committee is responsible for overseeing and reviewing the Guidelines and reporting and recommending any changes to the Board. A copy of the Guidelines is available on our website at www.jda.com.

Director Independence

In the Guidelines, the Board has adopted guidelines for director independence. These guidelines conform to, or are more exacting than, the independence requirements adopted by the SEC and the NASDAQ. NASDAQ rules require that the majority of our Board be comprised of “independent” directors. The Board has determined that each of Messrs. Bravo, Gullard, Marlin and Patton are “independent” directors.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics (“Code of Ethics”) for all employees, officers and directors, which meets the NASDAQ rules and the requirements of Item 406 of the SEC’s Regulation S-K and provides for prompt disclosure to the public of any change in, or waiver of, such Code of Ethics. Our Code of Ethics is available on our web site at www.jda.com.

Our Code of Ethics generally prohibits conflicts of interest and related party transactions unless approved by the Audit Committee. Any transaction proposed between the Company and a related party must be submitted to the Audit Committee for review. Employees are encouraged to contact a manager or a member of our Compliance Team if they become aware of a conflict or potential conflict. Employees that become involved in a situation that gives rise to an actual conflict must inform their manager or a member of the Compliance Team of the conflict.

Our Audit Committee also adopted procedures in January 2004 for the receipt and retention of confidential, anonymous complaints made by our employees concerning accounting, auditing, financial reporting and internal controls, generally referred to as a “whistle-blowing policy,” as required by the Sarbanes-Oxley Act of 2002 and the SEC. A revised “whistle-blowing policy” was adopted by our Audit Committee in October 2005 and is available on our web site at www.jda.com.

Communications between Stockholders and Directors

Stockholders may communicate with any of our directors by transmitting correspondence by mail, facsimile or email, addressed as follows:
Chairman of the Board
or Board of Directors
c/o Corporate Secretary
14400 North 87th Street
Scottsdale, Arizona 85260-3657
Fax: (480) 308-3001
Email Address: corpsec@jda.com

The communications will be transmitted to the identified director(s) as soon as practicable, unless our corporate secretary determines there are safety or security concerns that mitigate against further transmission of the communication. The Board or identified director(s) shall be advised of any communication withheld for safety or security reasons as soon as practicable.

Director Attendance at Annual Meetings

We do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders but encourage all directors to attend. We attempt to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. At our last Annual Meeting, which was held on May 14, 2007, one of the five directors then in office attended.

Meetings of the Board

During the year ended December 31, 2007, the Board of Directors held seventeen meetings and took other action from time to time by written consent. Each Director attended all full meetings of the Board of Directors and meetings of the committees on which he served during 2007, except Mr. Marlin was absent from one Audit Committee and one Compensation Committee meeting; Mr. Patton was absent from a two-day Board of Directors meeting and one Audit Committee meeting; and Mr. Bravo was absent from a two-day Board of Directors meeting and from one Audit Committee meeting.

Committees of our Board of Directors

Our Board has three standing committees: an Audit Committee, a Compensation Committee and the Nominating and Governance Committee. Each committee is comprised entirely of “independent” directors. The members of the committees are identified in the following table.

Nominating and
Director	Audit	Compensation	Governance

Orlando Bravo	✓	✓	✓
J. Michael Gullard	Chair	✓	✓
Douglas G. Marlin	✓	✓	Chair
Jock Patton	✓	Chair	✓
2007 Meetings	7	1	1

Audit Committee.  The Audit Committee meets at least quarterly with management and our independent registered public accounting firm to review and approve operating results, financial statements and earnings releases. The primary duties and responsibilities of the Audit Committee are to:

(1)	retain the independent auditor, evaluate their independence, qualifications and performance, and to approve the terms of engagement for audit and non-audit services;

(2)	review with management and the independent auditor, as appropriate, our accounting policies, financial controls, financial reports and other financial information provided by us to any governmental body or the public;

(3)	review our compliance with legal and regulatory requirements;

(4)	regularly communicate with the independent auditor and financial and senior management and regularly report to the Board;

(5)	establish and observe complaint procedures regarding accounting, internal accounting controls and auditing matters;

(6)	prepare the report required by the SEC to be included in our Proxy Statement; and

(7)	perform other duties and responsibilities as may be set forth in its charter.

Each member of the Audit Committee is independent for purposes of the NASDAQ rules as they apply to audit committee members. Mr. Gullard and Mr. Patton have been designated as Audit Committee financial experts, as defined in the rules of the SEC. For additional information concerning the Audit Committee and its charter, see “Report of the Audit Committee.”

Compensation Committee.  The Compensation Committee reviews all components of compensation of our chief executive officer and directors for consistency with the Company’s compensation philosophy. Consistent with NASDAQ rules, the Compensation Committee is charged with the responsibility of determining the compensation of Hamish N. Brewer, the Company’s Chief Executive Officer, and all other executive officers, including reviewing and approving salary, incentive and equity awards, employment, severance and change of control agreements and other special and supplemental benefits. The Compensation Committee also approves the Compensation Discussion & Analysis for inclusion in the proxy statement. See “Compensation Discussion and Analysis.” For a discussion on the role of executive officers in determining or recommending the amount or form of executive compensation and the committee’s use of consultants, see “Compensation Discussion and Analysis.” The Compensation Committee performs such other duties and responsibilities as may be set forth in its charter approved by the Board of Directors.

Each member of the Compensation Committee is independent as defined in the NASDAQ rules. In addition to the one special telephonic meeting held by the Compensation Committee, the Committee took other actions in written consents. Mr. Armstrong, who is not a member of the Compensation Committee, attended and participated as an invitee at the special telephonic meeting of the Compensation Committee. No member of management was present at any Compensation Committee meeting during the year ended December 31, 2007, except for Mr. Brewer who was present for the purposes of setting our executive officer compensation, but not for setting his compensation. The Charter of the Compensation Committee is available on our website at www.jda.com. For additional information concerning the Compensation Committee, see “Executive Compensation” and “Compensation Committee Interlocks and Insider Participation.”

Nominating and Governance Committee.  The Nominating and Governance Committee (“Governance Committee”) acts pursuant to its charter, which was amended in January 2004 to reflect changes in the NASDAQ rules. The Charter of the Governance Committee is available on our website at www.jda.com. The Governance Committee is charged with:

(1)	identifying individuals qualified to become Board members;

(2)	selecting, or recommending to the Board, director nominees for each election of directors;

(3)	developing and recommending to the Board criteria for selecting qualified director candidates;

(4)	considering committee member qualifications, appointment and removal;

(5)	recommending corporate governance principles applicable to the Company; and

(6)	providing oversight in the evaluation of the Board and each committee of the Board.

Each member of the Governance Committee is independent as defined in the NASDAQ rules. After reviewing its director qualification criteria, the Governance Committee, in conformance with NASDAQ rules, recommended that Mr. Armstrong stand for re-election as a Class III Directors of the Board at the 2008 Annual Meeting of Stockholders. The Governance Committee does not nominate or make any recommendations with respect to the election of the Series B Director and accordingly does not nominate or recommend Mr. Bravo.

Director Nominations

Director Qualifications.  Our directors play a critical role in guiding the Company’s strategic direction and oversee the management of the Company. The Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, personal and professional ethics, integrity and values, long-term commitment to representing the best interests of our stockholders and inquisitive and objective perspective and mature judgment. Additionally, director candidates must have sufficient time available to perform all Board and committee responsibilities. Consistent with its charter, the Governance Committee evaluates and recommends to the Board, director nominees for each election of directors. When reviewing potential director candidates, the Governance Committee considers the following factors:

•	the appropriate size of the Company’s Board and its committees;

•	the perceived needs of the Board for particular skills, background and business experience;

•	the skills, background, reputation, and business experience of nominees in relation to the skills, background, reputation, and business experience already possessed by other members of the Board;

•	nominees’ independence from management;

•	nominees’ experience with accounting rules and practices;

•	nominees’ background with regard to executive compensation;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Governance Committee may also consider from time to time, such other factors as it may deem to be in the best interests of the Company and its stockholders. Other than considering the factors listed above, we have no stated minimum criteria for director nominees. The Governance Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “Audit Committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under the NASDAQ rules. The nominee for election as the Series B Director is not nominated or recommended by the Governance Committee or the Board, but is instead designated by the holder or holders of a majority of the outstanding shares of Series B Preferred Stock in accordance with the terms of the Certificate of Designation establishing the Series B Preferred Stock.

Process for Identifying and Evaluating Candidates for Election to the Board.  The Governance Committee reviews the qualifications and backgrounds of the current directors, as well as the overall composition of the Board, and recommends to the full Board the slate of directors (other than the Series B Director) to be nominated for election at the annual meeting of stockholders. In the case of incumbent directors whose terms of office are set to expire, the Governance Committee reviews such directors against the criteria set forth above in determining whether to recommend these directors for re-election. In the case of new director candidates, the questions of independence and financial expertise are important to determine what roles can be performed by the candidate, and the Governance Committee determines whether the candidate meets the independence standards set forth in the Sarbanes-Oxley Act of 2002, and SEC and NASDAQ rules, and the level of the candidate’s financial expertise. Candidates for nomination by the Governance Committee as director come to the attention of the Governance Committee from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the Governance Committee at any point during the year. All director candidates for nomination by the Governance Committee must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process, and the evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee. With respect to the Series B Director, the holder or holders of a majority of the Series B Preferred is entitled to designate the nominee for election as the Series B Director. Pursuant to the terms of the Certificate of Designation of the Series B Preferred Stock, the Series B Director must meet certain qualifications, including compliance with laws and regulations governing the business operations of the Company and the Company’s directors generally.

Stockholder Nominations.  We have a formal policy that has been adopted by the Board, regarding director nominations, which provides that nominations of candidates for election as directors may be made by the Board or by stockholders. The Governance Committee will evaluate any recommendation for director nominee proposed by a stockholder provided that the recommendations are made in accordance with the procedures described in this proxy statement and conform to the deadline specified in our bylaws. In order to be evaluated in connection with the Governance Committee’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a stockholder must be in writing and sent via registered, certified, or express mail to: Corporate Secretary, JDA Software Group, Inc., 14400 North 87th Street, Scottsdale, Arizona 85260 no later than 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders. Facsimile or other forms of electronic submissions will not be accepted. In order to be included in our 2009 proxy material, stockholder nominations must be submitted after the 2008 Annual Meeting of Stockholders but no later than 5:00 p.m., Scottsdale, Arizona time on December 12, 2008. Facsimile or other forms of electronic submissions will not be accepted.

Stockholders nominating candidates for election as directors are also required to provide the following information with respect to their nominees:

•	the candidate’s name, age, contact information and present principal occupation or employment;

•	a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director;

•	the name and address, as they appear on the Company’s books, of the stockholder making the nomination; and

•	the stockholder’s relationship to or affiliation with the director candidate, if any.

Evaluation of any stockholder recommendations is the responsibility of the Governance Committee under its charter. In the event of any stockholder recommendations, the Governance Committee would evaluate the person recommended in the same manner as other persons considered by the Governance Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of March 31, 2008 by (i) each of our Directors, (ii) each of the named executive officers listed in the Summary Compensation Table (together the “Named Executive Officers”), (iii) all other persons that we know beneficially own more than 5% of our outstanding Common Stock, and (iv) all of our directors and executive officers as a group.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o JDA Software Group, Inc., 14400 North 87th Street, Scottsdale, Arizona 85260.

	Shares
	Beneficially	Percentage
Name and Address of Beneficial Owner	Owned(1)	of Class(2)

James D. Armstrong(3)	1,883,002	6.0%
Orlando Bravo(4)	2,981	*
J. Michael Gullard(5)	41,000	*
Douglas G. Marlin(6)	77,950	*
Jock Patton(7)	53,980	*
Hamish N. Brewer(8)	799,528	2.6%
Kristen L. Magnuson(9)	496,369	1.6%
Christopher J. Koziol(10)	71,979	*
Philip Boland(11)	63,640	*
Laurent F. Ferrere II(12)	32,065	*
All directors and executives officers as a group (17 persons)(13)	4,051,882	12.3%
Thoma Cressey Bravo, Inc.(14)	3,603,603	11.8%
Barclays Global Investors NA(15)	1,866,629	6.1%
Dimensional Fund Advisors Inc.(15)	1,834,070	6.0%
Wellington Management Company, LLP(15)	1,813,763	6.0%
The Vanguard Group, Inc.(15)	1,593,658	5.2%

(1)	The information regarding security ownership of our Common Stock is as of March 31, 2008, except for the security ownership of Thoma Cressey Bravo, Inc. (“TCB” and formerly known as Thoma Cressey Equity Partners, Inc.), which is derived from a Schedule 13D filed on July 14, 2006; the security ownership of Barclays Global Investors NA, which is derived from a Schedule 13G filed on February 5, 2008; the security ownership of Dimensional Fund Advisors LP, which is derived from a Schedule 13G/A (3) filed on February 6, 2008; the security ownership of Wellington Management Company, LLP, which is derived from a Schedule 13G/A(3) filed on February 14, 2008; and the security ownership of The Vanguard Group, Inc., which is derived from a Schedule 13G filed on February 14, 2008.

(2)	The percentage of class calculations are based on the number of shares of our Common Stock outstanding on March 31, 2008 (30,386,659 shares) plus, where appropriate, those shares subject to (1) unexercised options which were exercisable on March 31, 2007 (all outstanding options are fully vested), (2) all vested and unvested restricted stock awards granted to directors, executive officers and other employees under the 2005 Performance Incentive Plan (the “2005 Plan”) through March 31, 2007 (See “Compensation Discussion and Analysis”) and (3) the assumed conversion of the Series B Preferred Stock issued to TCB. Unvested restricted stock awards have been included as the restricted shares have voting rights irrespective of vesting. The symbol “*” represents holdings which are less than 1% of the outstanding Common Stock.

(3)	The shares beneficially owned include 770,750 shares subject to unexercised options and 2,000 and 8,000 shares of restricted stock which were granted to Mr. Armstrong fully vested during 2007 and 2006, respectively. In addition, the share total includes 5,000 shares owned by the Kita Foundation, a private charitable foundation for which Mr. Armstrong serves as President, and 16,018 shares held directly by two of Mr. Armstrong’s children. Mr. Armstrong disclaims beneficial ownership of these shares. The address for Mr. Armstrong is 14400 North 87th Street, Scottsdale, Arizona 85260.

(4)	The shares beneficially owned include 2,981 shares of restricted stock which were granted to Mr. Bravo fully vested during 2007. Mr. Bravo was appointed to our Board of Directors in connection with the issuance of Series B Preferred Stock to funds affiliated with TCB. Mr. Bravo is a Managing Partner of TCB. The Series B Preferred Stock is convertible, at any time in whole or in part, into a maximum of 3,603,603 shares of Common Stock. Mr. Bravo disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest.

(5)	The shares beneficially owned include 30,000 shares subject to unexercised options and 2,000 and 4,000 shares of restricted stock which were granted to Mr. Gullard fully vested during 2007 and 2006, respectively.

(6)	The shares beneficially owned include 36,750 shares subject to unexercised options and 2,000 and 4,000 shares of restricted stock which were granted to Mr. Marlin fully vested during 2007 and 2006, respectively.

(7)	The shares beneficially owned include 41,980 shares subject to unexercised options and 2,000 and 4,000 shares of restricted stock which were granted to Mr. Patton fully vested during 2007 and 2006, respectively.

(8)	The shares beneficially owned include 725,000 shares subject to unexercised options. In addition the shares include 1,644 shares of restricted stock granted on March 13, 2006 and 74,066 restricted stock units issued on January 28, 2008, net of shares tendered for payment of applicable statutory withholding taxes. Both awards are subject to certain forfeiture provisions. The restricted stock and restricted stock units vested 50% at the date of grant or issuance and the remaining 50% vests ratably thereafter over 24 months. The restricted stock units do not have voting rights until vested.

(9)	The shares beneficially owned include 450,000 shares subject to unexercised options. In addition, the shares include 1,233 shares of restricted stock granted on March 13, 2006 and 37,033 restricted stock units issued on January 28, 2008, net of shares tendered for payment of applicable statutory withholding taxes. Both awards are subject to certain forfeiture provisions. The restricted stock and restricted stock units vested 50% at the date of grant or issuance and the remaining 50% vests ratably thereafter over 24 months. The restricted stock units do not have voting rights until vested.

(10)	The shares beneficially owned include 4,164 unvested restricted stock units from an award made to Mr. Koziol upon commencement of his employment. These restricted stock units are subject to certain forfeiture provisions, do not have voting rights until vested, and will vest ratably through June 21, 2008. In addition, the shares include 1,233 shares of restricted stock granted on March 13, 2006 and 51,846 restricted stock units issued on January 28, 2008, net of shares tendered for payment of applicable statutory withholding taxes. Both awards are subject to certain forfeiture provisions. The restricted stock and restricted stock units vested 50% at the date of grant or issuance and the remaining 50% vests ratably thereafter over 24 months. The restricted stock units do not have voting rights until vested.

(11)	The shares beneficially owned include 42,558 shares subject to unexercised options. In addition, the shares include 411 shares of restricted stock granted on March 13, 2006 and 22,220 restricted stock units issued on January 28, 2008, net of shares tendered for payment of applicable statutory withholding taxes. Both awards are subject to certain forfeiture provisions. The restricted stock and restricted stock units vested 50% at the date of grant or issuance and the remaining 50% vests ratably thereafter over 24 months. The restricted stock units do not have voting rights until vested.

(12)	The share total includes 20,000 shares of restricted stock granted on July 9, 200 which are subject to certain forfeiture provisions. The restricted stock will vest 25% on July 31, 2007 and the remaining 75% will vest ratably thereafter over 36 months. In addition, the shares include 14,888 restricted stock units issued on January 28, 2008, net of shares tendered for payment of applicable statutory withholding taxes. The restricted stock units vested 50% at the date of issuance and the remaining 50% vests ratably thereafter over 24 months. The restricted stock units are subject to certain forfeiture provisions and do not have voting rights until vested.

(13)	The shares beneficially owned include an aggregate of 2,518,055 shares subject to unexercised options and 4,371 unvested restricted stock units from awards made to certain executive officers upon commencement of their employment that vest ratably through June 21, 2008. In addition, the shares include 7,809 shares of restricted stock granted on March 13, 2007 and 296,337 restricted stock units issued on January 28, 2008, net of shares tendered for payment of applicable statutory withholding taxes. The restricted stock and restricted stock units vested 50% at the date of grant or issuance and the remaining 50% vests ratably thereafter over 24 months. The restricted stock units are subject to certain forfeiture provisions and do not have voting rights until vested.

(14)	TCB is an Illinois-based private equity investor whose address is 233 South Wacker Drive, 92nd Floor, Chicago, Illinois 60606. Thomas Cressey Bravo, whose sole stockholder is Carl D. Thoma, is the general partner of TC Partners VII, L.P. which is, in turn, the general partner of Thoma Cressey Fund VII, L.P. (“Fund VII”), and Thoma Cressey Friends Fund VII, L.P. (“Friends Fund VII”). We issued a total of 50,000 shares of Series B Preferred Stock for $50 million in cash to Fund VII (49,231 shares) and Friends Fund VII (769 shares) on July 5, 2006 in connection with the acquisition of Manugistics Group, Inc.

(15)	Barclays Global Investors NA, is a California-based investment advisor whose address is 45 Freemont Street, 17th Floor, San Francisco, California 94105; Dimensional Fund Advisors Inc is a California-based investment advisor whose address is 1299 Ocean Avenue, Santa Monica, California 90401; Wellington Management Company, LLP is a Massachusetts-based investment advisor whose address is 75 State Street, Boston, Massachusetts 02109; Dimensional Fund Advisors Inc is a California-based investment advisor whose address is 1299 Ocean Avenue, Santa Monica, California 90401; The Vanguard Group, Inc. is a Pennsylvania-based investment advisor whose address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

EXECUTIVE OFFICERS OF THE COMPANY

The names, ages, positions, offices held and business experience of our executive officers as of March 31, 2008, are as follows:

Name	Age	Title

Hamish N. Brewer	45	President and Chief Executive Officer
Kristen L. Magnuson	51	Executive Vice President and Chief Financial Officer
Christopher J. Koziol	47	Chief Operating Officer
Philip Boland	53	Senior Vice President, Worldwide Consulting Services
Brian P. Boylan	47	Senior Vice President, Human Resources
G. Michael Bridge	44	Senior Vice President, General Counsel & Secretary
Tom Dziersk	44	Senior Vice President, Americas
Laurent F. Ferrere II	48	Senior Vice President, Product Management and Chief Marketing Officer
David J. Johnston	45	Senior Vice President, Supply Chain
David R. King	63	Senior Vice President, Product Development
Christopher J. Moore	45	Senior Vice President, Customer Support Solutions
Wayne J. Usie	41	Senior Vice President, Retail

Hamish N. J. Brewer has served as our President and Chief Executive Officer since August 2003. Mr. Brewer previously served as President from March 2001 to July 2003, as Senior Vice President, Sales from 2000 to March 2001, as Senior Vice President, Enterprise Systems, from 1999 to 2000, as Senior Vice President, International during 1998 to 1999, as Director of our Europe, Middle East and African operations from 1996 to 1998, and as a Marketing Representative from 1994 to 1996. Prior to joining JDA, Mr. Brewer served as a Retail Marketing Specialist with IBM from 1986 to 1990 and in various operational positions with a privately-held retail sales organization located in England. Mr. Brewer received a Bachelor of Science and a Bachelor of Commerce degree from the University of Birmingham in England.

Kristen L. Magnuson has served as our Chief Financial Officer since September 1997 and was promoted to Executive Vice President from Senior Vice President in March 2001. Prior to joining JDA, Ms. Magnuson served as Vice President of Finance and Planning for Michaels Stores, Inc., a publicly-held arts and craft retailer from 1990 to 1997, as Senior Vice President and Controller of MeraBank FSB, an $8 billion financial institution, from 1987 to 1990, and various positions including Audit Principal in the audit department of Ernst & Young from 1978 to 1987. Ms. Magnuson currently serves on the Board of Directors of Convio, Inc., a privately-held internet software and services company that provides online Constituent Relationship Management solutions for nonprofit organizations. Ms. Magnuson is a Certified Public Accountant and received a Bachelor of Business Administration degree in Accounting from the University of Washington.

Christopher J. Koziol has served as our Chief Operating Officer since June 2005. Prior to joining JDA, Mr. Koziol served as Managing Director of Mission Advisors, LLC, a privately-held firm that provides early stage turnaround consulting, strategy, business development and operations management advisory services to small and medium-sized enterprises from 2001 to 2005. From 1985 to 2001, Mr. Koziol held a variety of executive positions, including President and Chief Operating Officer, with MicroAge, Inc., a publicly-held distributor and integrator of information technology products and services and a Fortune 500 company, and as an Account Executive with Western Office Systems from 1983 to 1985. Mr. Koziol worked in various sales and sales management positions with the Pepsi-Cola Bottling Group from 1982 to 1983. Mr. Koziol received a Bachelor of Science degree in Business Administration, Marketing from the University of Arizona and is a graduate of the Harvard Business School Program for Management Development.

Philip Boland has served as our Senior Vice President, Worldwide Consulting Services since June 2006. Mr. Boland previously served as Regional Vice President of Customer Solutions and Services, Asia Pacific from 1999 to 2005, as Director of Consulting Services, Asia Pacific from 1998 to 1999, and as Country Manager, Australia and New Zealand from 1996 to 1998. Prior to joining JDA, Mr. Boland served as a Principal Consultant for the Retail Industry IT practice at Price Waterhouse, Australia from 1995 to 1996, in various management positions including Vice President of Development and Professional Services for Uniquest, Inc. (formerly PRJ& Associates), a global supplier of retail application solutions and implementation services from 1986 to 1995 and in various buying, sales and IT management positions with Coles Myer, one of Australia’s largest retailers, from 1975 to 1986. Mr. Boland received a Bachelor of Arts degree in Economics from the University of Melbourne and a Post Graduate Diploma in Marketing from the David Syme Business School of Caulfield Institute of Technology.

Brian P. Boylan has served as our Senior Vice President, Human Resources since April 2007. Mr. Boylan previously served as our Vice President, Human Resources from June 2005 to March 2007. Prior to joining JDA, Mr. Boylan was a founding partner of Alliance HR Advisors, a human resources consulting firm from 2004 to 2005. Mr. Boylan previously served as Senior Vice President of Legal Affairs and Human Resources of Asarco Incorporated, an international natural resource company from 2001 to 2003, where he also served in various executive and management positions from 1988 through 2003, including Director of Employee Relations, Operations Manager and Vice President of Human Resources. Mr. Boylan also served as Assistant General Counsel for the New York City Office of Labor Relations Office from 1986 to 1987. Mr. Boylan received a Bachelor of Business Administration degree in Labor-Management Relations from Pace University and a Juris Doctor degree from the Brooklyn Law School.

G. Michael Bridge has served as our Senior Vice President and General Counsel since August 2004. Mr. Bridge previously served as Vice President and General Counsel from July 1999 to July 2004. Prior to joining JDA, Mr. Bridge held in-house counsel positions with a variety of technology companies, and served as an associate in the corporate and securities department of Piper & Marbury. Mr. Bridge’s education includes a Bachelor of Arts degree from the University of Southern California, and a Juris Doctor degree from Cornell University.

Tom Dziersk has served as our Senior Vice President, Americas since August 2006. Prior to joining JDA, Mr. Dziersk served as President and Chief Executive Officer of SAMSys, Inc., a privately-held manufacturer of radio frequency identification reader (RFID) technology, from January 2006 until the sale of the company in April 2006, and as President and Chief Executive Officer of ClearOrbit, Inc., a privately-held supply chain execution automation company from December 2000 to August 2005. Prior to that, Mr. Dziersk served as Senior Vice President of Sales and Marketing of Essentus International, Inc. (formerly Richter Systems), a privately-held provider of business-to-business portal functionality and enterprise resource planning software solutions for the apparel and footwear industries from July 1999 to November 2000, and in various management and sales positions with JBA International, Inc., an enterprise resource planning software firm, from June 1991 to May 1999 and with Loadstar Computer Systems, a provider of specialized software solutions for the automotive aftermarket industry, from June 1985 to June 1991. Mr. Dziersk received a Bachelor of Arts degree in Economics from the University of Michigan.

Laurent F. Ferrere II has served as our Senior Vice President, Product Management and Chief Marketing Officer since July 2007. Prior to joining JDA, Mr. Ferrere served as Chief Marketing Officer and Vice President of Sales Operations of Manhattan Associates, a publicly-held software company from 2004 to 2006, as a founding executive of InterimOne, a privately-held executive management a strategy advisory firm from 2001 to 2004, as Senior Vice President of Vastera, a global trade management firm from 1997 to 2001, as a Principle and Director of Industry Marketing for JDEdwards, a publicly-held software company from 1992 to 1997 and in various management positions with Andersen Consulting (now Accenture) from 1981 to 1992. Mr. Ferrere has previously served on the Board of Directors of NetRegulus, a venture-backed provider of web-based enterprise regulatory management software and in Board advisory roles with various software and marketing companies. Mr. Ferrere received a Bachelor of Science degree in Business and Computer Science from Western Illinois University.

David J. Johnston has served as our Senior Vice President, Supply Chain since April 2007. Mr. Johnston previously served as our Vice President of Forecasting and Replenishment Solutions from January 2006 to March 2007 and as Vice President of Product Marketing from September 2001 to December 2005. Prior to joining JDA, Mr. Johnston served as Vice President, Industry Marketing and Partner Relationships from 1999 to 2001 and as Vice President of Product Development from 1995 to 1998 of E3 Corporation, a privately-held software company acquired by JDA in September 2001, as a Development Manager for IBM Corporation from 1989 to 1995 and in various information technology positions for D.H. Holmes Company Limited, a publicly-held department store from 1984 to 1989. Mr. Johnston studied computer science at Louisiana State University and the University of New Orleans.

David R. King has served as our Senior Vice President, Product Development since January 2004. Prior to joining JDA, Mr. King served as Vice President Product Planning of Geac Computer Corp. Ltd, a publicly-held Canadian software company, from August 2003 to December 2003, as Sr. Vice President of Product Development and Chief Technology Officer of Comshare, Inc., a publicly-held software company, from 1997 to 2003, and as its Director of Applied Technology and Research from 1991 to 1997, and in various management positions including Director, Advanced Product Design and Development of Execucom Systems Corporation, a privately-held provider of decision and executive support systems, from 1983 to 1991. Prior to that, Mr. King was a full-time faculty member responsible for teaching undergraduate and graduate courses in statistics, research methods, mathematical and computer modeling at Old Dominion University, the University of Maryland, and the University of South Carolina, from 1969 to 1982. Mr. King currently serves on the advisory boards for MIS at the University of Georgia and Arizona State University Technopolis. In addition, Mr. King has written over 50 articles and books in the areas of decision support, business intelligence and electronic commerce. Mr. King’s education includes a Bachelor of Sociology Degree, a Master of Sociology Degree, and a Ph.D. in Sociology with a minor in Mathematical Statistics from the University of North Carolina.

Christopher J. Moore has served as our Senior Vice President, Customer Support Solutions since January 2004. Mr. Moore previously served as our Vice President, US Consulting Services from 1999 to 2003, as Vice President, CSG Operations in 1999, as a Regional Director, CSG from 1997 to 1998, as Associate Consulting Director from 1995 to 1997, as Senior Implementation Manager from 1994 to 1995, and in various other programmer, analyst and consulting positions from 1991 to 1993. Prior to joining JDA, Mr. Moore served in various management positions with Vormittag Associates, Inc. a privately-held software and consulting services distributor, from 1990 to 1991, Sunrise Software Systems, a privately-held POS hardware and software distributor, from 1989 to 1990, and Computer Generated Solutions, a privately-held consulting company, from 1987 to 1989. Mr. Moore attended Polytechnic University and received a Bachelor of Science degree in Computer Science.

Wayne J. Usie has served as our Senior Vice President, Retail since July 2006. Mr. Usie previously served as our Senior Vice President, Americas from January 2003 to June 2006 and as Senior Vice President, Product Development from January 2001 to December 2002. Prior to joining JDA, Mr. Usie served as Vice President — Information Technology for Family Dollar Stores, Inc., a publicly-held mass merchant discount retailer from 1997 to 2000, as Vice President — Chief Financial Officer and Chief Information Officer of Campo Electronics, Appliances, and Computers, Inc., a publicly-held consumer electronics retailer, from 1996 to 1997, as President and Chief Executive Officer of International Networking & Computer Consultants, Inc., a privately-held software integration consulting firm, from 1992 to 1996, and in various management positions in the regional accounting firm of Broussard, Poche, Lewis & Breaux from 1988 to 1992. Mr. Usie attended Louisiana State University and received a Bachelor of Science Degree in Business Administration — Accounting.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Executive Compensation Philosophy

The Company has adopted executive compensation policies to attract and retain highly motivated, qualified and experienced executives as well as to drive the financial performance of the Company by providing equity and monetary rewards to management that are linked to the success of the Company and returns to stockholders. Effective, competitive executive compensation programs are essential to achieving these goals.

Through research, discussions with management and the assistance of outside experts, the Company’s Compensation Committee has developed an executive compensation philosophy that defines the overriding objectives for the Company’s executive compensation programs and the role of the various compensation elements. This philosophy covers several critical issues, which are described below.

Overriding Objectives

The goal of our executive compensation program is the same as our goal for operating the Company — to create long-term stockholder value. Additional objectives of the executive compensation program are:

•	To motivate our executive officers to achieve and exceed the Company’s financial performance goals and drive shareholder value by rewarding such success with equity awards and cash bonuses.

•	To ensure that executive compensation programs are effective in attracting, retaining, and motivating top quality executives who have the ability to significantly influence the long-term financial success of JDA, and are responsible for effectively managing JDA’s operations in a way that maximizes stockholder value.

•	To achieve a balance between compensation levels and the Company’s annual and long-term budgets, strategic plans, business objectives, and stockholder expectations.

•	To motivate executive officers to achieve our business objectives, and to align the incentives of our officers with the long-term interests of stockholders through the use of appropriate long-term incentive awards, e.g. restricted stock, restricted stock units, and/or contingent performance share awards, pursuant to the 2005 Plan (as described below).

•	To provide senior executives with appropriately leveraged total compensation opportunities that are competitive in form and in value with comparable companies taking into account: industry sector, market capitalization, revenues, profitability, and global operational focus.

•	To have programs that are simple, well understood, which reward accountability and are closely tied to the Company’s key financial goals and strategic objectives.

Components of Compensation

The Compensation Committee has identified and considers four main components of compensation when evaluating executive compensation: base salary, short- and long-term incentives, and benefits. Base salary provides a base level of market competitive compensation, designed to attract and retain individuals with the qualities necessary to ensure the short- and long-term financial success of JDA. Salaries are targeted at or near the 50th percentile of market comparisons, while recognizing individual differences in scope of responsibilities, qualifications, experience and leadership abilities. There is also a significant portion of compensation (in the form of cash bonus and equity awards) at risk contingent upon meeting annual pre-defined corporate objectives. The objectives of these short-and long-term incentives are to assure that those key executives who are involved in critical decisions that impact the Company’s success have a meaningful, competitively supportable portion of their total compensation opportunity linked to their success in helping meet performance objectives. Benefits are offered that are competitive within the defined talent market, on par with our employee population, and offered on the basis of business need and adequate individual protection. Our benefit plans provide participants with reasonable flexibility to meet individual needs.

Program Administration, Policies and Process

Decisions around program design and pay adjustments are made in the context of an employee’s value to the business — market value of skills, individual contribution, and business results. While base salary is generally targeted to approximate the median of the competitive market, actual total direct compensation may be above or below the median based on the actual performance of JDA. The design of the program provides for the opportunity to achieve above median market compensation levels through outstanding organizational performance.

The Committee considers a number of important and relevant factors when making decisions on compensation program structure and individual compensation targets and payments. Such factors include, but are not limited to: market competitiveness of total compensation opportunities, Company performance, retention risk and individual potential.

The Committee establishes all elements of compensation for the Chief Executive Officer and approves them only after careful consideration of all appropriate factors. In setting total compensation for executives other than the Chief Executive Officer, the Committee considers both individual and Company-wide performance and salary recommendations from the Chief Executive Officer.

The Compensation Committee engaged Watson Wyatt Worldwide as its compensation consultant and advisor in 2006 and 2007. In connection with compensation decisions for 2007, Watson Wyatt conducted a review of the Company’s executive compensation program, including an evaluation of the market positioning for total compensation and individual pay elements. The consultant conducted interviews with representatives of management and the Compensation Committee to understand the labor market in which JDA competes. In addition to the consideration of industry focus, peers were also considered based on the global nature of their business and whether their most recent fiscal year revenue size was in a range of one-half to two times the revenue of JDA as consolidated after the acquisition of Manugistics. The consultant recommended a peer group of publicly traded software companies of similar size and characteristics to JDA to the Compensation Committee, which was approved in connection with setting 2007 compensation levels.

•	The current peer group companies include:

Aspen Technology, Inc.

Epicor Software Corp.

i2 Technologies, Inc.

Informatica Corp.

Kronos, Inc.

Manhattan Associates Corp.

Mentor Graphics, Inc.

Micros Systems, Inc.

Microstrategy, Inc.

MSC Software Corp.

Progress Software Corp.

QAD, Inc.

SPSS, Inc.

Verint Systems, Inc.

Vignette Corp., and

Wind River Systems, Inc.

•	A variety of reputable compensation surveys providing market data for comparably-sized companies was also used to supplement the peer group data; this survey data is adjusted to match the Company’s annual revenue through the use of regression formulas, where available.

The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows tax deduction to any publicly-held corporation for individual compensation exceeding $1 million in any taxable year paid to the Chief Executive Officer or any of the four other most highly compensated executive officers, unless compensation is performance-based. Since the targeted cash compensation of each of the Named Executive Officers is well below the $1 million threshold, and because we believe that any options granted under the prior plans in 2004 currently meet the requirement of being performance based in accordance with the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deductions that would be available to us for executive compensation in 2007, or for equity awards to be granted to our executive officers under our 2005 Plan. Our policy is to qualify to the extent reasonable for executive officers’ compensation for deductibility under applicable tax laws.

Compensation Elements in 2007

The following sections describe the various elements of the Company’s executive compensation program including objectives, market positioning, structure, operation, and other information specific to 2007 payments, awards, and compensation adjustments.

The 2007 Named Executive Officers

This CD&A describes the compensation for the named executive officers in the Summary Compensation Table. The named executive officers include the principal executive officer and the principal financial officer, plus the three other most highly compensated executive officers who were serving as executive officers at December 31, 2007 (the “Named Executive Officers”).

Base Salary

Individual base pay is based upon appropriate competitive reference points, internal responsibilities and an executive’s ability to contribute to the Company’s success. Base salary is established at a level that is sufficient to attract and retain individuals with the qualities necessary for the long-term financial success of JDA.

Each executive officer is paid a base salary that is reviewed annually by the Compensation Committee. Salary adjustments take into account the compiled market data, but within the context of an executive’s role, responsibilities, experience, tenure, individual performance and contribution to the organization’s results as determined by the Chief Executive Officer (or the Committee, for decisions concerning CEO compensation). The Compensation Committee did not make any salary adjustments to the base salary of any of the Named Executive Officers in 2007. The actual base salaries paid to the Named Executive Officers in 2007 is disclosed in the “Summary Compensation Table.”

Annual Bonuses

The Company’s executive bonus plan is structured to synchronize the compensation of all associates and to align the incentive compensation of executive officers with the annual operating goals and objectives of the Company.

Each year an annual targeted cash bonus amount is established for the Named Executive Officers, and is typically paid on a quarterly basis as determined by the level of achievement of the Company’s financial targets. For 2007, the Board and the Compensation Committee determined that the most important measure of the Company’s operating performance relative to creating stockholder value was earnings before interest, taxes, depreciation and amortization (“EBITDA”). Target amounts for the Named Executive Officers were set by the Compensation Committee at the beginning of the year, based on target EBITDA. For information on the amount of actual cash bonuses paid to the Named Executive Officers in 2007, see the “Summary Compensation Table.”

A primary focus of JDA’s 2007 short and long-term incentive programs, which include cash bonuses and equity-based awards, was the successful combination of JDA and Manugistics. The Committee believed success would come from the organization becoming one team, with one combined culture and one set of business processes as soon as possible. The Committee determined than an EBITDA target would provide a simple, but encompassing and powerful, performance goal that would align the strategies and efforts of the enterprise across operational groups and geographies, and ensure that extraordinary compensation was tied to creation of enhanced value for stockholders. The EBITDA goal also served to motivate performance against a key metric in the Company’s credit facilities and the debt incurred to accomplish the Manugistics acquisition.

With this in mind, the Board of Directors approved a 2007 cash incentive bonus plan (the “2007 Cash Incentive Plan”) for our executive officers on February 6, 2007. The 2007 Cash Incentive Plan provided for approximately $2.6 million in targeted cash bonuses to executive officers, payable quarterly, based upon actual performance relative to defined annualized EBITDA goals. Based on the Company’s performance against the EBITDA goal in 2007, an aggregate of $2.4 million was awarded to executive officers in bonus compensation in 2007. Payments to the Named Executive Officers under the 2007 Cash Incentive Plan are shown in the Summary Compensation Table.

Due to the Committee’s judgment that the 2007 Cash Incentive Plan contributed effectively to the Company’s success integrating the Manugistics acquisition and achieving the Company’s EBITDA goals, the Committee determined to employ a similar cash incentive bonus program in 2008, also based upon performance versus the Company’s 2008 EBITDA goal. The following table sets forth the Company’s target bonuses in 2007 and 2008 for executive officers as of March 31, 2008.

		2007	2008
		Target Bonus	Target Bonus
		$85,000,000	$95,000,000
Participant	Title	EBITDA	EBITDA

Hamish N. Brewer	President and Chief Executive Officer	$350,000	$350,000
Kristen L. Magnuson	Executive Vice President and Chief Financial	225,000	250,000
	Officer
Christopher Koziol	Chief Operating Officer	275,000	275,000
Philip Boland	Senior Vice President, Worldwide Consulting	250,000	250,000
	Services
G. Michael Bridge	Senior Vice President and General Counsel	165,000	200,000
Thomas Dziersk(1)	Senior Vice President, Americas	—	—
Brian Boylan	Senior Vice President, Human Resources	150,000	175,000
Larry Ferrere	Senior Vice President, Product Management	250,000	250,000
	and Chief Marketing Officer
David Johnston	Senior Vice President, Supply Chain	200,000	200,000
David R. King	Senior Vice President, Product Development	225,000	225,000
Christopher J. Moore	Senior Vice President, Customer Support Solutions	245,000	245,000
Wayne J. Usie	Senior Vice President, Retail	245,000	245,000

Totals		$2,580,000	$2,665,000

(1)	Mr. Dziersk’ incentive compensation is commission-based, and, as a result, he does not participate in our Cash Incentive Plans.

Equity-Based Awards

The 2005 Plan was adopted by our stockholders at the 2005 Annual Meeting of Stockholders. Under the 2005 Plan, the Compensation Committee is authorized to grant stock awards, restricted stock, restricted stock units, performance awards, and deferred compensation awards to our executive officers.

The Compensation Committee, together with the Board of Directors and Management, uses the 2005 Plan to make awards of restricted stock, restricted stock units and contingent performance share awards based upon achievement by the Company of certain operating goals. In 2007, the Committee aligned the Company’s equity compensation program with its cash bonus program and with the Board’s performance goals for the Company by structuring awards tied to the Company’s EBITDA goals.

On August 18, 2006, our Board of Directors approved a special Manugistics Incentive Plan (“Integration Plan”). The Integration Plan provided for the issuance of contingently issuable restricted stock units under the 2005 Plan to executive officers and certain other members of our management team if we were able to successfully integrate the Manugistics acquisition and achieve a defined performance threshold goal in 2007. The performance threshold goal was defined as $85.0 million of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), which excludes certain non-routine items. A partial pro-rata issuance of restricted stock units would be made if we achieved a minimum performance threshold. Because the number of shares potentially issuable under the Integration Plan exceeded the annual grant limitation of the 2005 Plan, in 2007 the Board terminated the restricted stock units granted to executive officers, and subsequently approved contingently issuable replacement restricted stock units under the Integration Plan for executive officers and new participants. The Company’s shareholders also approved an increase in the annual grant limitation at the 2007 annual shareholder meeting. The Company’s actual EBITDA performance for 2007 was approved by the Board in January 2008, and qualified participants for a pro-rata issuance equal to 99.25% of the contingently issuable restricted stock units. In total, 502,935 restricted stock units were issued on January 28, 2008 with a grant date fair value of $8.1 million. The restricted stock units vested 50% upon the date of issuance with the remaining 50% vesting ratably over the subsequent 24-month period. The Committee believes the Integration Plan was successful in motivating the successful integration of Manugistics.

Based upon its view that the central feature of the Integration Plan — the alignment of long-term equity compensation with EBITDA performance — was effective at motivating the Company’s successful performance in 2007, the Committee determined to employ a similar program in 2008. On February 7, 2008, the Committee approved target performance shares for 2008 to certain employees of the Company, including to the executive officers listed. The following table sets forth the target awards for the Company’s executive officers under the 2007 and 2008 programs:

		2007	2008
		Restricted	Performance
		Stock Units	Shares
		$85,000,000	$95,000,000
Participant	Title	EBITDA	EBITDA

Hamish N. Brewer	President and Chief Executive Officer	74,626	39,470
Kristen L. Magnuson	Executive Vice President and Chief
	Financial Officer	37,313	19,735
Christopher Koziol	Chief Operating Officer	52,238	19,735
Philip Boland	Senior Vice President, Worldwide
	Consulting Services	22,388	9,868
G. Michael Bridge	Senior Vice President and General Counsel	22,388	7,894
Thomas Dziersk	Senior Vice President, Americas	22,388	11,841
Brian Boylan	Senior Vice President, Human Resources	7,462	3,947
Larry Ferrere	Senior Vice President, Product Management
	and Chief Marketing Officer	15,000	7,894
David Johnston	Senior Vice President, Supply Chain	7,462	2,960
David R. King	Senior Vice President, Product Development	14,925	9,868
Christopher J. Moore	Senior Vice President, Customer Support
	Solutions	14,925	9,868
Wayne J. Usie	Senior Vice President, Retail	7,462	2,960

Totals		298,577	146,040

For 2008, the Committee determined to reduce the aggregate executive officer target shares to reflect the post-integration status of the Company’s operations, and the Committee’s judgment of the relative importance of the Manugistics integration effort.

Each performance share represents the opportunity of the participant to receive a number of shares of common stock determined by the extent to which an EBITDA target is achieved or exceeded by the Company in 2008 (the “Distributable Shares”), subject to the participant’s continued employment with the Company. A participant who remains employed through the settlement date is entitled to receive, without payment of monetary consideration, on the settlement date, an immediate grant of a number of shares of the Company’s common stock equal to 50% of the number of Distributable Shares. In addition, on the settlement date, the participant will be granted contingent performance shares for the remaining 50% of the Distributable Shares. Subject to the participant’s continued employment, the contingent performance shares will vest and be settled by the issuance to the participant of shares of common stock in 24 monthly installments over the subsequent two year period under the terms of the Company’s standard performance share agreement. This summary is qualified in its entirety by the terms and conditions of the 2005 Plan and the applicable award agreements.

Benefits

The Company provides officers with certain benefits to adequately protect an executive and his or her immediate family in the event of illness, disability, or death. Named Executive Officers are eligible for health and welfare benefits available to all eligible Company employees during active employment under the same terms and conditions. JDA offers a comprehensive benefits program, which includes health, dental and vision coverage, short and long-term disability plans, life insurance and AD&D coverage, as well as a 401(k) savings plan.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2008 Annual Meeting.

Respectfully submitted by the member of the Compensation Committee of the Board of Directors.

COMPENSATION COMMITTEE

Jock Patton, Chairman
Orlando Bravo
J. Michael Gullard
Douglas G. Marlin

SUMMARY COMPENSATION TABLE

The table below sets forth information concerning total compensation provided to Named Executive Officers for services rendered in all capacities during the years ended December 31, 2007 and 2006. The Named Executive Officers include the principal executive officer and the principal financial officer, plus the three other most highly compensated executive officers who were serving as executive officers at December 31, 2007.

Name and				Stock	All Other
Principal Position	Year	Salary	Bonus	Awards(1)	Compensation(2)	Total

Hamish N. Brewer	2007	$450,000	$344,750	$1,109,024	$3,146	$1,906,921
President and Chief Executive Officer	2006	450,000	68,750	—	2,397	521,147
Kristen L. Magnuson	2007	$275,000	$221,625	$554,509	$6,367	$1,057,501
Executive Vice President and Chief Financial Officer	2006	275,000	61,875	—	5,745	342,620
Christopher J. Koziol	2007	$275,000	$270,875	$776,310	$983	$1,323,168
Chief Operating Officer	2006	275,000	83,875	—	486	359,361
Philip Boland	2007	$236,020	$251,200	$332,708	$115,302	$935,230
Senior Vice President, Consulting Services	2006	360,704	—	—	91,692	$452,396
Laurent F. Ferrere II(3)	2007	$107,452	$152,500	$701,344	$473	$961,769
Senior Vice President, Product Management and Chief Marketing Officer	2006	—	—	—	—	—

(1)	The Integration Plan provided for the issuance of contingently issuable restricted stock units under our 2005 Plan to executive officers and certain other members of our management team if we were able to successfully integrate the Manugistics acquisition and achieve a defined performance threshold goal in 2007. The performance threshold goal was defined as $85.0 million of adjusted EBITDA, which excludes certain non-routine items. The Board subsequently approved additional contingently issuable restricted stock units under the Integration Plan for executive officers and new participants in 2007. The Company’s actual EBITDA performance for 2007 was approved by the Board on January 28, 2008, and qualified participants for a pro-rata issuance equal to 99.25% of the contingently issuable restricted stock units. Mr. Brewer, Ms. Magnuson, Mr. Koziol, Mr. Boland and Mr. Ferrere were issued 74,066, 37,033, 51,846, 22,220 and 14,888 restricted stock units, respectively under the Integration Plan. The restricted stock vested 50% upon the date of issuance with the remaining 50% vesting ratably thereafter over 24 months.

Stock awards also include 20,000 shares of restricted stock granted to Mr. Ferrere upon commencement of his employment on July 9, 2007. The restricted stock will vest 25% on the first anniversary of Mr. Ferrere’s employment and the remaining 75% will vest ratably thereafter over 36 months.

(2)	All Other Compensation represents payment to:

•	Mr. Brewer for matching contributions under the 401(k) plan in 2007 and 2006 of $2,163 and $2,073, respectively, group term life insurance premiums of $486 and $324, respectively and long-term disability premiums of $497 and $ -0- , respectively

•	Ms. Magnuson for matching contributions under the 401(k) plan in 2007 and 2006 of $5,125 and $5,000, respectively, group term life insurance premiums of $745 and $745,respectively and long-term disability premiums of $497 and $ -0- , respectively.

•	Mr. Koziol for group term life insurance premiums of $486 and $486 in 2007 and 2006 and long-term disability premiums of $497 and $ -0-, respectively.

•	Mr. Boland in 2007 for $52,202 in US taxes paid by the Company on behalf of Mr. Boland, a $23,540 in Australian superannuation earnings, a $38,479 vacation payout, $255 for temporary housing and relation expenses, group term life insurance premiums of $497 and long-term disability premiums of $329. All other compensation for 2006 includes a $50,000 car allowance and $41,692 for temporary housing and relocation expenses.

•	Mr. Ferrere in 2007 for group life insurance premiums of $243 and long-term disability premiums of $230.

(3)	Mr. Ferrere joined the Company on July 9, 2007 at an annual base salary of $225,000.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards to the Named Executive Officers for the year ended December 31, 2007:

		All Other
		Stock Awards:
		Number of
		Shares of	Fair Value of
		Stock or Units	Stock Awards
Name	Grant Date	(#)	($/share)

Hamish N. Brewer(1)	3/13/07	65,410	$14.61
	5/14/07	8,656	17.72

		74,066

Kristen L. Magnuson(1)	3/13/07	32,706	$14.61
	5/14/07	4,327	17.72

		37,033

Christopher J. Koziol(1)	3/13/07	45,788	$14.61
	5/14/07	6,058	17.72

		51,846

Philip Boland(1)	3/13/07	19,624	$14.61
	5/14/07	2,596	17.72

		22,220

Laurent F. Ferrere II(1),(2)	7/9/07	20,000	$19.74
	7/20/07	14,888	20.59

		34,888

(1)	Mr. Brewer, Ms. Magnuson, Mr. Koziol, Mr. Boland and Mr. Ferrere were issued 74,066, 37,033, 51,846, 22,220 and 14,888 restricted stock units, respectively, under the Integration Plan described in Footnote (1) to the Summary Compensation Table. The restricted stock units vested 50% upon the date of issuance with the remaining 50% vesting ratably thereafter over 24 months.

(2)	Mr. Ferrere was granted 20,000 shares of restricted stock upon commencement of his employment on July 9, 2007. The restricted stock will vest 25% on the first anniversary of Mr. Ferrere’s employment and the remaining 75% will vest ratably thereafter over 36 months.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning outstanding equity awards that have been granted to the Named Executive Officers as of December 31, 2007:

	Option Awards			Stock Awards
				Number of	Market Value
	Number of			Shares or	of Shares or
	Securities			Units of	Units of Stock
	Underlying	Option		Stock Held	Held that
	Unexercised	Exercise	Option	That Have	Have Not Yet
	Options (#)	Price	Expiration	Not Vested	Vested
Name	Exercisable	($)	Date	(#)	($)
	(1)			(2)	(3)

Hamish N. Brewer(4)	22,500	19.54200	1/27/08
	22,500	26.95900	7/7/08
	2,780	6.43750	3/4/09
	22,220	12.06250	1/6/10
	50,000	11.81250	2/23/11
	200,000	21.00800	1/3/12
	290,000	10.33000	12/5/12
	115,000	14.88000	4/14/14

	725,000			103	$2,107

				74,066	1,515,390

				74,169	$1,517,497

Kristen L. Magnuson(5)	11,250	19.54200	1/27/08
	33,750	26.95900	7/7/08
	5,000	6.43750	3/4/09
	60,000	12.06250	1/6/10
	50,000	11.81250	2/23/11
	100,000	21.00800	1/3/12
	100,000	10.33000	12/5/12
	90,000	14.88000	4/14/14

	450,000			77	$1,575

				37,033	757,695

				37,110	$759,270

Christopher J. Koziol(6)				77	$1,575
				8,333	170,493
				51,846	1,060,769

				60,256	$1,232,837

Philip Boland(7)	3	$8.87500	12/15/08
	55	8.56250	8/6/09
	3,750	14.62500	4/6/10
	3,750	11.93750	8/28/10
	7,500	15.39000	5/30/11
	7,500	11.56000	7/23/12
	10,000	16.80000	9/19/13
	10,000	10.59000	9/17/14

	42,558			26	$532

				22,220	454,621

				22,246	$455,153

Laurent F. Ferrere(8)				20,000	$409,200
				14,888	304,608

				34,888	$713,808

(1)	All outstanding stock option awards are fully vested.

(2)	All restricted stock and restricted stock unit awards are subject to certain forfeiture provisions and require that the recipients remain continuously employed by the Company during the vesting period.

(3)	The market value of restricted shares or restricted stock units that have not vested is based on the closing price of the Company’s stock on December 31, 2007 ($20.46).

(4)	Mr. Brewer was granted 1,644 shares of restricted stock on March 13, 2006 based on the Company’s achievement of operating goals for 2005, of which 103 shares remained unvested as of December 31, 2007. The restricted stock under this award vested 50% at the date of grant and the remaining 50% vests ratably thereafter over 24 months. Mr. Brewer was also issued 74,066 restricted stock units on January 28, 2008 under the 2005 Plan described in Footnote (1) to the Summary Compensation Table. The restricted stock units under this award vested 50% upon the date of issuance, with the remaining 50% vesting ratably thereafter over 24 months.

(5)	Ms. Magnuson was granted 1,233 shares of restricted stock on March 13, 2006 based on the Company’s achievement of operating goals for 2005, of which 77 shares remained unvested as of December 31, 2007. The restricted stock under this award vested 50% at the date of grant and the remaining 50% vests ratably thereafter over 24 months. Ms. Magnuson was also issued 37,033 restricted stock units on January 28, 2008 under the Integration Plan described in Footnote (1) to the Summary Compensation Table. The restricted stock units under this award vested 50% upon the date of issuance, with the remaining 50% vesting ratably thereafter over 24 months.

(6)	Mr. Koziol was granted 50,000 restricted stock units upon commencement of his employment on June 21, 2005, of which 8,333 shares remained unvested as of December 31, 2007. The restricted stock units under this award vested 33% on the first anniversary of Mr. Koziol’s employment and the remaining 67% vests ratably thereafter over 24 months. In addition, Mr. Koziol was granted 1,233 shares of restricted stock on March 13, 2006 based on the Company’s achievement of operating goals for 2005, of which 77 shares remained unvested as of December 31, 2007. The restricted stock under this award vested 50% at the date of grant and the remaining 50% vests ratably thereafter over 24 months. Mr. Koziol was also issued 51,846 restricted stock units on January 28, 2008 under the Integration Plan described in Footnote (1) to the Summary Compensation Table. The restricted stock units under this award vested 50% upon the date of issuance, with the remaining 50% vesting ratably thereafter over 24 months.

(7)	Mr. Boland was granted 411 shares of restricted stock on March 13, 2006 based on the Company’s achievement of operating goals for 2005, of which 26 shares remained unvested as of December 31, 2007. The restricted stock under this award vested 50% at the date of grant and the remaining 50% vests ratably thereafter over 24 months. Mr. Boland was also issued 22,220 restricted stock units on January 28, 2008 under the Integration Plan described in Footnote (1) to the Summary Compensation Table. The restricted stock units under this award vested 50% upon the date of issuance, with the remaining 50% vesting ratably thereafter over 24 months.

(8)	Mr. Ferrere was granted 20,000 shares of restricted stock upon commencement of his employment on July 9, 2007. The restricted stock will vest 25% on the first anniversary of Mr. Ferrere’s employment and the remaining 75% will vest ratably thereafter over 36 months. Mr. Ferrere was also issued 14,888 restricted stock units on January 28, 2008 under the Integration Plan described in Footnote (1) to the Summary Compensation Table. The restricted stock units under this award vested 50% upon the date of issuance, with the remaining 50% vesting ratably thereafter over 24 months.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information concerning the value realized upon exercise of options or the vesting of stock awards held by the Named Executive Officers during the year ended December 31, 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
	(1)	(2)		(3)

Hamish N. Brewer			411	$7,612
Kristen L. Magnuson			308	$5,708
Christopher J. Koziol(4)			16,975	$318,574
Philip Boland			102	$1,888
Lauren F. Ferrere II(5)			—	$—

(1)	There were no stock options exercised by Messrs. Brewer and Boland and Ms. Magnuson during the year ended December 31, 2007. The Company has not granted any stock options to Messrs. Koziol and Ferrere.

(2)	The value realized upon exercise of option awards is calculated by subtracting the exercise price of the options from the market value of the underlying securities at the date of exercise.

(3)	The value realized upon vesting of stock awards is calculated by multiplying the number of shares of stock by the market value of the underlying securities on the date of vesting.

(4)	The stock award information for Mr. Koziol includes 16,667 restricted stock units and 308 restricted stock awards that had realized values of $312,866 and $5,708, respectively upon vesting.

(5)	Mr. Ferrere was granted 20,000 shares of restricted stock upon commencement of his employment on July 9, 2007. The restricted stock will vest 25% on the first anniversary of Mr. Ferrere’s employment and the remaining 75% will vest ratably thereafter over 36 months.

PENSION BENEFITS

None.

NONQUALIFIED DEFINED CONTRIBUTION AND OTHER
NONQUALIFIED DEFERRED COMPENSATION PLANS

None.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In order to assure that executives can focus their attention on the Company’s business and consider all merger and acquisition opportunities in an unbiased manner without regard to the impact on their immediate personal situation, the Company has entered into employment agreements with certain executives as described below, which include change in control severance protection. The Committee considers these agreements to be necessary, appropriate and consistent with competitive practice.

We have employment agreements with Mr. Brewer, our President and Chief Executive Officer, Ms. Magnuson, our Executive Vice President and Chief Financial Officer, and Mr. Koziol, our Chief Operating Officer, dated January 22, 2003, July 23, 2002, and June 13, 2005, respectively. Mr. Brewer’s agreement was amended August 1, 2003 to reflect his promotion to Chief Executive Officer and a corresponding increase in his base salary. These agreements are reviewed and adjusted periodically by the Compensation Committee. The employment agreements provide Mr. Brewer, Ms. Magnuson, and Mr. Koziol with an annual base salary, a bonus potential and change in control severance protection. The employment agreements provide for initial terms of three years and automatically renew in one-year intervals until terminated by either party upon giving of proper notice.

The employment agreements list specific benefits payable to them upon termination. Upon termination for cause (as defined in each individual agreement) or upon voluntary resignation, the executives are entitled to earned but unpaid salary and unreimbursed customary business expenses. Upon termination by the Company without cause, or upon voluntary termination by the executive for good reason (as defined in each individual agreement), the executives are generally entitled to severance. The severance entitlement is 24 months of base salary and one year’s target bonus for Messrs. Brewer and Koziol and Ms. Magnuson that would otherwise be paid if all performance based milestones were achieved at the 100% level by both the Company and the Executive. These severance values, assuming termination of employment on December 31, 2007, are summarized in the table below:

Name	Severance Amount

Hamish N. Brewer	$1,250,000
Kristen L. Magnuson	775,000
Christopher J. Koziol	825,000

Additionally, in the event of a change in control of the Company, any unvested equity, consisting of restricted stock units, will become fully vested as of the day prior to the change in control. As of December 31, 2007, the unvested equity held by Messrs. Brewer, Koziol, Boland and Ferrere and Ms. Magnuson was as follows:

Unvested Equity
Name	($)

Hamish N. Brewer	$1,517,497
Kristen L. Magnuson	759,270
Christopher J. Koziol	1,232,837
Philip Boland	455,153
Lauren F. Ferrere II	304,608

As a condition to each executive’s entitlement to receive the severance entitlements and the unvested equity referenced in the tables above, the executive shall be bound by the terms of a non-competition agreement which prohibits the executive from working for a competitor for a specified period, as further set forth below:

Name	Non-Competition Term

Hamish N. Brewer	9 months
Kristen L. Magnuson	2 years
Christopher J. Koziol	2 years

Each of Messrs. Brewer and Koziol and Ms. Magnuson also have provisions in their employment contracts which generally provide for excise tax gross-ups in the event that any liability is incurred under IRC Sections 280G or 4999. Had each of the executives terminated on December 31, 2007, no liability would have been incurred under those sections, and no gross-up payments would have been paid.

DIRECTOR COMPENSATION

The table below sets forth information concerning total compensation provided to members of our Board of Directors for services rendered during the year ended December 31, 2007.

	Fees Earned
	or Paid
	in Cash	Stock Awards	Total
Name	($)	($)	($)
	(1)	(2)

James D. Armstrong(3)	$250,000	$39,540	$289,540
Orlando Bravo(4)	45,000	58,934	103,934
J. Michael Gullard(3)	52,500	39,540	92,040
Douglas G. Marlin(3)	45,500	39,540	85,040
Jock Patton(3)	45,500	39,540	85,040

(1)	Mr. Armstrong serves as Chairman of the Board and assists the Company with strategic planning, merger and acquisition opportunities, major product direction and key customer and employee relations. Mr. Armstrong is compensated pursuant to the terms of an amended employment agreement dated August 1, 2003 that provides a base salary of $250,000 and the right to receive non-cash equity compensation. In addition, the amended employment agreement provides that if Mr. Armstrong is terminated without cause or he voluntarily resigns for good reason, he would be entitled to receive a severance amount equal to 36 months of base salary ($750,000).

Non-employee directors receive cash compensation for their services as follows:

Annual Retainer	$20,000
Annual Committee Chairman Retainers:
Audit Committee	$7,500
Compensation Committee	$2,500
Nominating & Governance Committee	$2,500
Fees for Attendance at Scheduled Meetings:
Regular of special Board of Director meetings	$1,000
Committee meetings held the same day as Board of Director meetings	$1,000
Committee meetings not held the same day as Board of Director meetings	$1,000
Reimbursement for reasonable out-of-pocket expenses	All

(2)	The table below sets forth information concerning grants of restricted stock to members of the Board of Directors during the year ended December 31, 2007. The restricted shares were granted fully vested and as of December 31, 2007 there were no unvested restricted stock awards held by our directors. The dollar value values shown in the table below are equal to the number of restricted shares awarded multiplied by market price of our stock on the date of grant.

Date of Grant:	July 3, 2007
Market Price:	$19.77

		Dollar Value
	Number of	of Shares
	Shares (#)	($)

James D. Armstrong	2,000	$39,540
Orlando Bravo	2,981	58,934
J. Michael Gullard	2,000	39,540
Douglas G. Marlin	2,000	39,540
Jock Patton	2,000	39,540

	10,981	$217,094

(3)	An aggregate of 879,480 unexercised stock options were held by Messrs. Armstrong (770,750), Gullard (30,000), Marlin (36,750) and Patton (41,980) at December 31, 2007. All of the unexercised options are fully vested.

(4)	Mr. Bravo has been a director since July 2006 and was appointed to the Board in connection with the issuance of Series B Preferred Stock to funds affiliated with TCB.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following provides tabular disclosure as of December 31, 2007 of the number of securities to be issued upon the exercise of outstanding options or vesting of restricted stock units, the weighted average exercise price of outstanding options, and the number of securities remaining available for future issuance under equity compensation plans, aggregated into two categories — plans that have been approved by stockholders and plans that have not:

	Number of
	Securities to be
	Issued Upon		Number of
	Exercise of		Securities
	Outstanding Options		Remaining Available
	or Vesting of	Weighted-Average	for Future Issuance
	Restricted Stock	Exercise Price of	Under Equity
Equity Compensation Plans	Units	Outstanding Options	Compensation Plans

Approved by stockholders:
1996 Option Plan(1),(3)	2,845,209	$13.95	—
1996 Directors Plan(1),(3)	108,730	$15.17	—
2005 Incentive Plan(2)	54,070	$—	1,672,920

	3,008,009	$13.99	1,672,920
Not approved by stockholders:
1998 Option Plan(1),(3)	276,952	$14.70	—

	3,284,961	$14.05	1,672,920

(1)	During 2005, we discontinued making new grants under the 1996 Option Plan, the 1996 Directors Plan and the 1998 Option Plan (the “Prior Plans”) in connection with our revised approach to equity compensation. In a related action, the Compensation Committee approved the immediate vesting of all unvested stock options previously awarded to employees, officers and directors under the Prior Plans. A detailed discussion of the Compensation Committee’s decision to immediately vest these options, together with a listing of those options held by officers and directors that were impacted by this change can be found in Proposal 2 to our proxy filed on April 11, 2005.

(2)	The 2005 Plan was approved by stockholders on May 16, 2005. The 2005 Plan replaced the Prior Plans and provides for the issuance of up to 1,847,000 shares of common stock to employees, consultants and directors under stock purchase rights, stock bonuses, restricted stock, restricted stock units, performance awards, performance units and deferred compensation awards. On January 28, 2008, 502,935 restricted stock units were issued under the Integration Plan. In addition, on February 7, 2008, the Compensation Committee approved target performance share awards totalling 259,516.

(3)	The Prior Plans were terminated with the passage of the 2005 Plan, except for those provisions necessary to the administration of the outstanding options of such plans, all of which are fully vested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers, directors and beneficial holders of more than 10% of our Common Stock, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers. We are provided with copies of all such filings. The rules of the SEC require us to disclose the identity of such executive officers, directors and beneficial owners of more than 10% of our Common Stock who did not file the required reports on a timely basis.

Based solely upon our review of the forms that have been received by us, or the written representations from certain reporting persons that no Form 5 report was required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and beneficial holders of more than 10% of our Common Stock were complied with during the fiscal year ended December 31, 2007.

TRANSACTIONS WITH RELATED PERSONS

Our Audit Committee, pursuant to the Audit Committee Charter, has oversight for related person transaction and compliance with our Code of Ethics. The Audit Committee receives periodic reports from management with respect to related person transaction and reviews potential conflict of interest situations where appropriate. Our Code of Ethics governs related person transactions for our employees and requires potential conflicts of interest to be reported to management or the Company’s compliance team.

We were not a party to any transaction during 2007 in excess of $120,000 with any of our directors, executive officers, significant security holders, or an immediate family member of any of the foregoing persons, in which such person has a direct or indirect material interest.

REPORT OF THE AUDIT COMMITTEE

The following is the Report of the Audit Committee with respect to our audited financial statements for the year ended December 31, 2007. The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

Membership and Purpose

The Audit Committee meets quarterly with management and our independent registered public accounting firm to review and approve operating results, financial statements and earnings releases. The Chairman of our Audit Committee also meets with representatives of our independent registered public accounting firm from time to time.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with accounting principles generally accepted in the United States of America, in all material respects.

During fiscal year 2007, the members of the Audit Committee were Mr. Gullard, Mr. Bravo, Mr. Marlin and Mr. Patton, each of whom, in the judgment of the Board, is an “independent director” as defined in the NASDAQ rules. Mr. Gullard served as Chairman of the Audit Committee during fiscal year 2007. The Audit Committee held seven meetings during the year ended December 31, 2007. The Audit Committee acts pursuant to the Charter of the Audit Committee. The Charter of the Audit Committee is available on our website at www.jda.com.

Review of the Company’s Audited Financial Statements

Deloitte & Touche LLP has discussed with the Audit Committee the conduct of the audit of our financial statements and has represented to the Audit Committee that their presentations include all matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X. The Audit Committee has met with our registered public accounting firm, Deloitte & Touche LLP, with and without management present, to discuss the overall scope of Deloitte & Touche LLP’s audit, the results of its examinations, its evaluations of our internal controls, our progress in meeting the internal controls requirements under Section 404 of the Sarbanes-Oxley Act of 2002, and the overall quality of our financial reporting. The Audit Committee has reviewed and discussed the audited financial statements with management and management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has received from Deloitte & Touche LLP a formal written statement describing all relationships between the auditors and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and the extent to which they may be retained to perform non-audit services, and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Principal Accounting Firm Fees

The following table sets forth the aggregate fees for professional services provided by our principal accounting firm, Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for the years ended December 31, 2007 and December 31, 2006.

	Amount
	(In thousands)
Type of Fee	2007	2006

Audit Fees(1)	$1,562	$1,560
Audit-Related Fees(2)	99	236

Total Audit and Audit Related Fees	1,661	1,796
Tax Fees(3)	643	358
All Other Fees(4)	—	14

Total Fees	$2,304	$2,168

(1)	The amounts reported for Audit Fees are based on fees, including out-of-pocket expenses, associated with the annual audits of our consolidated financial statements for the fiscal years ended December 31, 2007 and 2006, review of quarterly reports on Form 10-Q, and statutory audits required internationally, irrespective of the period in which the related services were rendered or billed. Audit Fees also include fees for services rendered for assistance with and review of all other documents filed with the SEC.

(2)	The amounts reported for Audit-Related Fees are based upon fees, including out-of-pocket expenses, for services rendered during the years ended December 31, 2007 and 2006, even if we were not billed for the services until the subsequent period. Audit-Related Fees include due diligence pertaining to acquisitions and consultation on accounting standards or transactions, employee benefit plan audits and assistance with statutory reporting requirements in certain of our international subsidiaries.

(3)	The amounts reported for Tax Fees are based upon fees, including out-of-pocket expenses, for services rendered during the years ended December 31, 2007 and 2006 for tax services, even if we were not billed for the services until a subsequent period. Tax Fees are primarily for tax compliance services and include special projects related to transfer pricing, extra-territorial income and foreign tax credits, assistance with tax audits and appeals, and expatriate tax services.

(4)	The amounts reported for All Other Fees includes fees paid during the year ended December 31, 2006 for JDA associates to attend accounting related seminars sponsored by Deloitte & Touche, as well as access fees to use the firm’s accounting research website.

The Audit Committee considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining Deloitte & Touche’s independence with the Company.

All of the audit and non-audit services listed above under the categories “Audit Fees,” “Audit-Related Fees,” or “All Other Fees” were pre-approved by the Audit Committee for the years ended December 31, 2007 and 2006.

Policy for Approving Audit and Permitted Non-Audit Services of the Independent Auditor

The Audit Committee has established procedures to pre-approve all audit and permitted non-audit services provided by our independent auditor. These services may include audit services, audit-related services, certain tax services and other services. Under our policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Although the rules of the SEC permit de minimis exceptions, it is our policy to pre-approve all audit and permitted non-audit services performed by our independent auditor. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary and such service has not been previously pre-approved under our pre-approval policy or when, pursuant to our pre-approval policy, pre-approval is required on a case-by-case basis. The Chairman is required to report any such pre-approval decisions to the full Audit Committee at its next regularly scheduled meeting.

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

J. Michael Gullard, Chairman
Orlando Bravo
Douglas G. Marlin
Jock Patton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of four non-employee members of our Board of Directors, Mr. Gullard, Mr. Bravo, Mr. Marlin and Mr. Patton. There are no interlocks between our Compensation Committee and any other entities involving our Directors and executive officers who serve as executive officers of such entities.

PROPOSAL 2

APPROVE 2008 EMPLOYEE STOCK PURCHASE PLAN

On February 12, 2008, the Board of Directors of the Company adopted the JDA Software Group, Inc. 2008 Employee Stock Purchase Plan (the “Purchase Plan”). If approved by the Company’s stockholders, the Purchase Plan authorizes the issuance of up to 1,500,000 shares of the Company’s Common Stock (subject to adjustment for certain changes in the capital structure of the Company). A copy of the proposed 2008 Employee Stock Purchase Plan is attached as Exhibit A.

The Board of Directors believes that the Purchase Plan advances the interests of the Company and its stockholders by providing its employees with an opportunity through payroll deductions to purchase shares of Common Stock and is helpful in attracting, retaining and rewarding valued employees. To provide an adequate reserve of shares to permit the Company to continue offering employees a stock purchase opportunity, the Board of Directors has adopted the Purchase Plan, subject to stockholder approval.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSED 2008 EMPLOYEE STOCK PURCHASE PLAN.

Summary of the Purchase Plan

The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, which is attached as Appendix A to this Proxy Statement.

General.  The Purchase Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code (the “Code”). Each participant in the Purchase Plan is granted at the beginning of each offering under the Purchase Plan (an “Offering”) the right to purchase (a “Purchase Right”) through accumulated payroll deductions up to a number of shares of the Common Stock of the Company determined on the first day of the Offering. The Purchase Right is automatically exercised on the last day of each Offering Period (as defined below) (each, a “Purchase Date”) during the Offering unless the participant has withdrawn from participation in the Purchase Plan prior to such date.

Shares Subject to the Purchase Plan.  The Purchase Plan covers an aggregate of 1,500,000 shares of the Company’s Common Stock. If any Purchase Right expires, terminates or is canceled, the shares allocable to the unexercised portion of such Purchase Right will again be available for issuance under the Purchase Plan. To prevent dilution or enlargement of the rights of participants under the Purchase Plan, appropriate adjustments will be made if any change is made to the outstanding Common Stock by reason of merger, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company affecting the Common Stock or its value.

Administration.  The Purchase Plan is administered by the Compensation Committee or other such committee or subcommittee duly appointed by the Board (hereinafter referred to as the “Board”). Subject to the provisions of the Purchase Plan, the Board determines the terms and conditions of Purchase Rights granted under the Purchase Plan. The Board will interpret the Purchase Plan and Purchase Rights granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Purchase Plan or any Purchase Right, unless such determinations are fraudulent or made in bad faith. The Purchase Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Purchase Plan.

Eligibility.  Any employee of the Company or any present or future parent or subsidiary corporation of the Company designated by the Board for inclusion in the Purchase Plan is eligible to participate in an Offering under the Purchase Plan so long as the employee is customarily employed for more than 20 hours per week and has completed at least five months of continuous employment. The Board may exclude from participation employees of any of our subsidiaries in jurisdictions having unfavorable laws or regulations regarding stock purchase plans, or adopt a sub-plan to comply with the laws or regulations of such jurisdiction. However, no employee who owns or holds options to purchase, or who, as a result of participation in the Purchase Plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company is eligible to participate in the Purchase Plan. As of March 31, 2008, approximately 1,600 employees would be eligible to participate in the Purchase Plan were it then in effect.

Offerings.  Generally, each Offering under the Purchase Plan will be for a period of six months (an “Offering Period”) commencing on or about February 1 and August 1 of each year. The Board may establish a different term for one or more Offerings, not to exceed 27 months, or different commencement or ending dates for any Offering Period.

Participation and Purchase of Shares.  Participation in an Offering under the Purchase Plan is limited to eligible employees who deliver a properly completed Subscription Agreement and who authorize payroll deductions prior to the first day of an Offering Period (the “Offering Date”). Payroll deductions may not exceed 10% (or such other rate as the Board determines) of an employee’s compensation on any payday during the Offering Period. An employee who becomes a participant in the Purchase Plan will automatically participate in each subsequent Offering Period beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from the Purchase Plan, becomes ineligible to participate, or terminates employment.

Subject to any uniform limitations or notice requirements imposed by the Company, a participant may decrease his or her rate of payroll deductions or withdraw from the Purchase Plan at any time during an Offering. Upon withdrawal, the Company will refund without interest the participant’s accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an Offering, that participant may not again participate in the same Offering.

Subject to certain limitations, each participant in an Offering is granted a Purchase Right equal to the lesser of (i) a number of whole shares determined by dividing $12,000 by the fair market value of a share of common Stock on the Offering Date or (ii) 900 shares. These dollar and share amounts will be prorated if the Board establishes an Offering Period of other than six months. However, no participant may purchase shares of Common Stock under the Purchase Plan or any other employee stock purchase plan of the Company having a fair market value (measured on the first day of the Offering Period in which the shares are purchased) exceeding $25,000 for each calendar year in which a Purchase Right is outstanding at any time. Purchase Rights are nontransferable and may only be exercised by the participant.

On each Purchase Date, the Company issues to each participant in the Offering the number of shares of the Company’s Common Stock determined by dividing the amount of payroll deductions accumulated for the participant during the Offering Period by the purchase price, limited in any case by the number of shares subject to the participant’s Purchase Right for that Offering. The price at which shares are sold under the Purchase Plan is established by the Board but may not be less than 85% of the lesser of the fair market value per share of Common Stock on the Offering Date or on the Purchase Date, subject to adjustment as provided in the Purchase Plan and, unless otherwise provided by the Board, the purchase price for each Offering Period shall be 85% of the fair market value of a share of Common Stock on the Purchase Date. The fair market value of the Common Stock on any relevant date generally will be the closing price per share as reported on the NASDAQ Global Market. On March 31, 2008, the closing price per share of Common Stock was $18.25. Any payroll deductions under the Purchase Plan not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to the next Offering Period.

Change in Control.  The Purchase Plan defines a “Change in Control” of the Company as any of the following events: (i) a transfer of direct or indirect beneficial ownership of more than 50% of the total combined voting power of the stock of the Company’s then-outstanding securities entitled to vote generally in the election of the Board, (ii) any event or series of events in which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding securities entitled to vote generally in the election of the Board in (a) the direct or indirect sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock, (b) a merger or consolidation in which the Company is a party or (c) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may assume the Company’s rights and obligations under the Purchase Plan. However, if such corporation elects not to assume the outstanding Purchase Rights, the Purchase Date of the then current Offering Period will be accelerated to a date before the Change in Control specified by the Board. Any Purchase Rights that are not assumed or exercised prior to the Change in Control will terminate.

Sub-plans.  The Board may adopt one or more sub-plans of the Purchase Plan as the Board deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom or foreign jurisdictions applicable to employees of a subsidiary business of the Company. The provisions of any sub-plan may differ from those of the Purchase Plan, except with regard to the number of shares reserved for issuance under the Purchase Plan and adjustments thereto.

Termination or Amendment.  The Purchase Plan will continue until terminated by the Board or until all of the shares reserved for issuance under the Purchase Plan have been issued. The Board may at any time amend, suspend or terminate the Purchase Plan, except that the approval of the Company’s stockholders is required within twelve months of the adoption of any amendment that either increases the number of shares authorized for issuance under the Purchase Plan or changes the definition of which corporations may be designated by the Board as corporations the employees of which may participate in the Purchase Plan.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the United States federal income tax consequences.

Generally, there are not tax consequences to an employee of either becoming a Participant in the Purchase Plan or purchasing shares under the Purchase Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the Offering Date or within one year after the Purchase Date on which the shares are acquired (a “disqualifying disposition”), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the purchase price. Such income may be subject to withholding of tax. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss.

If the participant disposes of shares at least two years after the Offering Date and at least one year after the Purchase Date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and purchase price (determined as if the Purchase Right were exercised on the Offering Date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant owns the shares at the time of the participant’s death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and the purchase price (determined as if the Purchase Right were exercised on the Offering Date) is recognized as ordinary income in the year of the participant’s death.

If the exercise of a Purchase Right does not constitute an exercise pursuant to an “employee stock purchase plan” under section 423 of the Code, the exercise of the Purchase Right will be treated as the exercise of a nonstatutory stock option. The participant would therefore recognize ordinary income on the Purchase Date equal to the excess of the fair market value of the shares acquired over the purchase price. Such income is subject to withholding of income and employment taxes. Any gain or loss recognized on a subsequent sale of the shares, as measured by the difference between the sale proceeds and the sum of (i) the purchase price for such shares and (ii) the amount of ordinary income recognized on the exercise of the Purchase Right, will be treated as a capital gain or loss, as the case may be.

If the participant disposes of the shares in a disqualifying disposition the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed for the Company.

New Plan Benefits and Additional Information

Because benefits under the Purchase Plan will depend on employees’ elections to participate and the fair market value of the Company’s Common Stock at various future dates, it is not possible to determine the benefits that will be received by employees if the Purchase Plan is approved by the stockholders. Directors and executives (as defined in the Purchase Plan) are not eligible to participate in the Purchase Plan.

PROPOSAL 3

RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We used Deloitte & Touche LLP (“Deloitte & Touche”) as our principal independent public accounting firm during the year ended December 31, 2007. The Audit Committee, with the approval of the Board of Directors, has selected Deloitte & Touche as its independent public accountants for fiscal 2008. This appointment is being presented to the stockholders for ratification. Although the Company is not required to obtain stockholder ratification of the appointment of the independent auditors for the Company for the year ending December 31, 2008, the Company has elected to do so in order to provide the stockholders with an opportunity to participate in this decision. In the event that the stockholders do not ratify the appointment of Deloitte & Touche as the independent auditor of the Company, the Board of Directors will consider the retention of other independent auditors.

A representative of Deloitte & Touche is expected to attend the Annual Meeting for the purpose of responding to appropriate questions from shareholders and will be afforded an opportunity to make a statement if the representative desires to do so.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2008.

TRANSACTION OF OTHER BUSINESS

The Board of Directors does not know of or intend to present any matters at the 2008 Annual Meeting of Stockholders other than those described herein and does not presently know of any matters that will be presented by other parties. If however, any other matters properly come before the meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Stockholder proposals may be submitted for inclusion in our 2009 proxy material after the 2008 Annual Meeting of Stockholders but no later than 5:00 p.m., Scottsdale, Arizona time on December 12, 2008 to be considered timely. Proposals must be in writing and sent via registered, certified, or express mail to: Secretary, JDA Software Group, Inc., 14400 North 87th Street, Scottsdale, Arizona 85260. Facsimile or other forms of electronic submissions will not be accepted. For more information regarding stockholder proposals, see “Corporate Governance — Director Nominations, Stockholder Nominations.”

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2007 was mailed concurrent with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report on Form 10-K for the year ended December 31, 2007 is not incorporated into this proxy statement and is not considered proxy solicitation material.

FORM 10-K

We filed our Annual Report on Form 10-K for the year ended December 31, 2007 with the SEC on March 14, 2008. Stockholders may obtain additional copies of this report, without charge, by writing to our Corporate Secretary at our principal executive offices located at 14400 North 87th Street, Scottsdale, Arizona 85260.

By Order of the Board of Directors,

G. Michael Bridge
Secretary

April 10, 2007

EXHIBIT A

JDA SOFTWARE GROUP, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

JDA SOFTWARE GROUP, INC.
2008 Employee Stock Purchase Plan

1.  Establishment, Purpose and Term of Plan.

1.1 Establishment.  The JDA Software Group, Inc. 2008 Employee Stock Purchase Plan (the “Plan”) is hereby established effective as of the effective date of the initial registration by the Company of its Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Effective Date”).

1.2 Purpose.  The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

1.3 Term of Plan.  The Plan shall continue in effect until its termination by the Committee.

2.  Definitions and Construction.

2.1 Definitions.  Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Change in Control” means the occurrence of any of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that the following acquisitions shall not constitute a Change in Control: (1) an acquisition by any such person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (2) any acquisition directly from the Company, including, without limitation, a public offering of securities, (3) any acquisition by the Company, (4) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (5) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii) a liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(b) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(c) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(d) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If at any time there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(e) “Company” means JDA Software Group, Inc., a Delaware corporation, or any successor corporation thereto.

(f) “Compensation” means, with respect to any Offering Period, base wages or salary, overtime, bonuses, commissions, shift differentials, payments for paid time off, payments in lieu of notice, and compensation deferred under any program or plan, including, without limitation, pursuant to Section 401(k) or Section 125 of the Code. Compensation shall be limited to amounts actually payable in cash or deferred during the Offering Period. Compensation shall not include moving allowances, payments pursuant to a severance agreement, termination pay, relocation payments, sign-on bonuses, any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan, or any other compensation not included above.

(g) “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

(h) “Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. If an individual’s leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual’s right to reemployment with the Participating Company Group is guaranteed either by statute or by contract.

(i) “Executive” means an Employee with a title of group vice president or above.

(i) “Fair Market Value” means, as of any date:

If the Stock is then listed on a national or regional securities exchange or market system or is regularly quoted by a recognized securities dealer, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the national or regional securities exchange or market system constituting the primary market for the Stock, or by such recognized securities dealer, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system or has been quoted by such securities dealer, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Board, in its discretion.

If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or market system or regularly quoted by a recognized securities dealer, the Fair Market Value of a share of Stock shall be as determined in good faith by the Board.

(j) “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but who was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(k) “Offering” means an offering of Stock pursuant to the Plan, as provided in Section 6.

(l) “Offering Date” means, for any Offering Period, the first day of such Offering Period.

(m) “Offering Period” means a period, established by the Committee in accordance with Section 6, during which an Offering is outstanding.

(n) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(o) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(p) “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(q) “Participating Company” means the Company and any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

(r) “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(s) “Purchase Date” means, for any Offering Period, the last day of such Offering Period, or, if so determined by the Committee, the last day of each Purchase Period occurring within such Offering Period.

(t) “Purchase Period” means a period, established by the Committee in accordance with Section 6, included within an Offering Period and on the final date of which outstanding Purchase Rights are exercised.

(u) “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

(v) “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any payroll deductions or other funds accumulated on behalf of the Participant and not previously applied to the purchase of Stock under the Plan, and to terminate participation in the Plan at any time during an Offering Period.

(w) “Securities Act” means the Securities Act of 1933, as amended.

(x) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.

(y) “Subscription Agreement” means a written agreement in such form as specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation or other method of payment authorized by the Committee pursuant to Section 11.

(z) “Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(aa) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

2.2 Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.  Administration.

3.1 Administration by the Committee.  The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith. Subject to the provisions of the Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 3.1) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2 Authority of Officers.  Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Power to Adopt Sub-plans.  The Committee shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Committee deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan shall not be within the scope of an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Section 4. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan.

3.4 Policies and Procedures Established by the Company.  Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld or paid in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan. All such actions by the Company shall be taken consistent with the requirement under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of such section.

3.5 Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.  Shares Subject to Plan.

4.1 Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.1, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be one million five hundred thousand (1,500,000). If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

4.2 Adjustments for Changes in Capital Structure.  Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan, the Annual Increase, the limit on the shares which may be purchased by any Participant during an Offering (as described in Sections 8.1 and 8.2) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.  Eligibility.

5.1 Employees Eligible to Participate.  Each Employee of a Participating Company who is not an Executive is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

(a) Any Employee who is customarily employed by the Participating Company Group for twenty (20) hours or less per week; or

(b) Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

5.2 Exclusion of Certain Stockholders.  Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code.

For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

5.3 Determination by Company.  The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

6.  Offerings.

The Plan shall be implemented by sequential Offerings of approximately six (6) months duration or such other duration as the Committee shall determine. Offering Periods shall commence on or about February 1 and August 1 of each year and end on or about the next January 31 and July 31, respectively, occurring thereafter. Notwithstanding the foregoing, the Committee may establish additional or alternative sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the Committee shall so determine in its discretion, each Offering Period may consist of two (2) or more consecutive Purchase Periods having such duration as the Committee shall specify, and the last day of each such Purchase Period shall be a Purchase Date. If the first or last day of an Offering Period or a Purchase Period is not a day on which the principal stock exchange or market system on which the Stock is then listed is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period or Purchase Period.

7.  Participation in the Plan.

7.1 Initial Participation.  An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed written or electronic Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company’s designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2 Continued Participation.  A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12 or (b) terminated employment or otherwise ceased to be an Eligible Employee as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

8.  Right to Purchase Shares.

8.1 Grant of Purchase Right.  Except as otherwise provided below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing the Dollar Limit (determined as provided below) by the Fair Market Value of a share of Stock on such Offering Date or (b) the Share Limit (determined as provided below). The Committee may, in its discretion and prior to the Offering Date of any Offering Period, (i) change the method of, or any of the foregoing factors in, determining the number of shares of Stock subject to Purchase Rights to be granted on such Offering Date or (ii) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering or on any Purchase Date within an Offering Period. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee. For the purposes of this Section, the “Dollar Limit” shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar, and the “Share Limit” shall be determined by multiplying 150 shares by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole share.

8.2 Calendar Year Purchase Limitation.  Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section 8.2 shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

9.  Purchase Price.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Subject to adjustment as provided by the Plan and unless otherwise provided by the Committee, the Purchase Price for each Offering Period shall be eighty-five percent (85%) of the Fair Market Value of a share of Stock on the Purchase Date.

10.  Accumulation of Purchase Price through Payroll Deduction.

Except as provided in Section 11.1(b) with respect to non-United States Participants for whom payroll deductions are prohibited by applicable law, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

10.1 Amount of Payroll Deductions.  Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each pay day during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each pay day during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions effective following the first pay day during an Offering) or more than ten percent (10%). The Committee may change the foregoing limits on payroll deductions effective as of any Offering Date.

10.2 Commencement of Payroll Deductions.  Payroll deductions shall commence on the first pay day following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

10.3 Election to Decrease or Stop Payroll Deductions.  During an Offering Period, a Participant may elect to decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company’s designated office an amended Subscription Agreement authorizing such change on or before the “Change Notice Date.” The “Change Notice Date” shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects, effective following the first pay day of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in such Offering Period unless the Participant withdraws from the Plan as provided in Section 12.1.

10.4 Administrative Suspension of Payroll Deductions.  The Company may, in its sole discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.2. Unless the Participant has either withdrawn from the Plan as provided in Section 12 or has ceased to be an Eligible Employee, payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement either (i) at the beginning of the next Offering Period if the reason for suspension was clause (a) in the preceding sentence or (ii) at the beginning of the next Offering Period having a first Purchase Date that falls within the subsequent calendar year if the reason for suspension was clause (b) in the preceding sentence.

10.5 Participant Accounts.  Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation (and other amounts received from a non-United States Participant pursuant to Section 11.1(b)) shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All such amounts received or held by the Company may be used by the Company for any corporate purpose.

10.6 No Interest Paid.  Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan or otherwise credited to the Participant’s Plan account.

11.  Purchase of Shares.

11.1 Exercise of Purchase Right.

(a) Generally.  Except as provided in Section 11(b), on each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

(b) Purchase by Non-United States Participants for Whom Payroll Deduction Are Prohibited by Applicable Law.  Notwithstanding Section 11.1(a), where payroll deductions on behalf of Participants who are residents for income tax purposes of countries other than the United States are prohibited by applicable law (each, a “non-United States Participant”), the Committee shall provide another method for payment of the Purchase Price of the shares with such terms and conditions as shall be administratively convenient and comply with applicable law. On each Purchase Date of an Offering Period, each such non-United States Participant who has not withdrawn from the Plan and whose participation in such Offering Period has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right (i) a number of whole shares of Stock determined in accordance with Section 11.1(a) to the extent of the total amount of the Participant’s Plan account balance accumulated during the Offering Period in accordance with the method established by the Committee and not previously applied toward the purchase of Stock. However, in no event shall the number of shares purchased by a non-United States Participant during the Offering Period exceed the number of shares subject to the Participant’s Purchase Right. The Company shall refund to the non-United States Participant in accordance with this Section 11.4 any excess Purchase Price payment received from such Participant.

11.2 Pro Rata Allocation of Shares.  If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in

Section 4.1 or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Committee pursuant to Section 8.1, the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

11.3 Delivery of Certificates.  As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker designated by the Company that will hold such shares for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

11.4 Return of Plan Account Balance.  Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period.

11.5 Tax Withholding.  At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign tax withholding obligations, if any, of the Participating Company Group which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

11.6 Expiration of Purchase Right.  Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

11.7 Provision of Reports and Stockholder Information to Participants.  Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total amount credited to his or her Plan account prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s common stockholders.

12.  Withdrawal from Plan.

12.1 Voluntary Withdrawal from the Plan.  A Participant may withdraw from the Plan by signing and delivering to the Company’s designated office a written or electronic notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company’s designated office for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

12.2 Return of Plan Account Balance.  Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant’s accumulated Plan account balance which has not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan and the Offering shall terminate. Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

13.  Termination of Employment or Eligibility.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the Participant’s Plan account balance which has not been applied toward the purchase of shares shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary designated in accordance with Section 20, if any, or legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

14.  Effect of Change in Control on Purchase Rights.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Purchase Rights or substitute substantially equivalent purchase rights for the Acquiring Corporation’s stock. If the Acquiring Corporation elects not to assume or continue the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Committee, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed or continued by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

15.  Nontransferability of Purchase Rights.

Neither payroll deductions or other amounts credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. (A beneficiary designation pursuant to Section 20 shall not be treated as a disposition for this purpose.) Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

16.  Compliance with Securities Law.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17.  Rights as a Stockholder and Employee.

A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

18.  Legends.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

19.  Notification of Disposition of Shares.

The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

20.  Designation of Beneficiary.

20.1 Designation Procedure.  Subject to local laws and procedures, a Participant may file a written designation of a beneficiary who is to receive (a) shares and cash, if any, from the Participant’s Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash or (b) cash, if any, from the Participant’s Plan account if the Participant dies prior to the exercise of the Participant’s Purchase Right. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. A Participant may change his or her beneficiary designation at any time by written notice to the Company.

20.2 Absence of Beneficiary Designation.  If a Participant dies without an effective designation pursuant to Section 20.1 of a beneficiary who is living at the time of the Participant’s death, the Company shall deliver any shares or cash credited to the Participant’s Plan account to the Participant’s legal representative or as otherwise required by applicable law.

21.  Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.  Amendment or Termination of the Plan.

The Committee may at any time amend, suspend or terminate the Plan, except that (a) no such amendment, suspension or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Committee and (b) no such amendment, suspension or termination may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Committee as Participating Companies. Notwithstanding the foregoing, in the event that the Committee determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (a) terminate the Plan or any Offering Period, (b) accelerate the Purchase Date of any Offering Period, (c) reduce the discount or the method of determining the Purchase Price in any Offering Period (e.g., by determining the Purchase Price solely on the basis of the Fair Market Value on the Purchase Date), (d) reduce the maximum number of shares of Stock that may be purchased in any Offering Period or (e) take any combination of the foregoing actions.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the JDA Software Group, Inc. 2008 Employee Stock Purchase Plan as duly adopted by the Board on February 12, 2008.

Secretary

APPENDIX A

Participating Companies

JDA Software Group, Inc.
JDA Software, Inc.
JDA Software Australia Pty Ltd
JDA Solutions DO Brasil Ltda
JDA Software Canada Ltd.
JDA Chile S.A.
JDA International Limited
JDA Software France S.A.
JDA Software India Private Limited
JDA Software Japan Co. Ltd.
JDA Servicios Profesionales Software SA de CV
JDA Software Benelux B.V.
JDA Software Norway AS
JDA Software Asia Pte. Ltd.
JDA Incorporated Software Solutions, S.A.
JDA Software Nordic AB

0	■
PROXY
JDA SOFTWARE GROUP, INC.
Proxy for Annual Meeting of Stockholders
Solicited by the Board of Directors
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Hamish N.J. Brewer and G. Michael Bridge, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in JDA Software Group, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the JDA Software Group, Inc. World Headquarters, Scottsdale, Arizona on Monday, May 12, 2008 at 10:00 a.m. Scottsdale, Arizona time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.
The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1, 2 and 3.
(Continued and to be signed on the reverse side)

■	14475	■

ANNUAL MEETING OF STOCKHOLDERS OF
JDA SOFTWARE GROUP, INC.
May 12, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

■	10033000000000000000 0	051208

A vote FOR the following proposals is recommended by the Board of Directors:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Director:
NOMINEE:
☐	FOR THE NOMINEE	James D. Armstrong

☐	WITHHOLD AUTHORITY FOR THE NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

		FOR	AGAINST	ABSTAIN
2.	Approve 2008 Employee Stock Purchase Plan.	☐	☐	☐

3.	Ratify appointment of Deloitte & Touche LLP.	☐	☐	☐

Act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

The Board of Directors recommends a vote IN FAVOR OF the director listed to the left, IN FAVOR OF the approval of the 2008 Employee Stock Purchase Plan and IN FAVOR OF the appointment of Deloitte & Touche LLP. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the director listed to the left, IN FAVOR OF the approval of the 2008 Employee Stock Purchase Plan and IN FAVOR OF the appointment of Deloitte & Touche LLP.

Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■